                                                                       Exhibit 1

                                                                  EXECUTION COPY




                             RESTRUCTURING AGREEMENT

                                  by and among

                            THE FORTRESS GROUP, INC.

                           PROMETHEUS HOMEBUILDERS LLC

                                     and the

                            HOMEBUILDER STOCKHOLDERS
                      listed on the signature pages hereto

                          Dated as of December 31, 1998

                                TABLE OF CONTENTS

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                                                                                                                 Page
                                                                                                                 ----
ARTICLE I.  DEFINITIONS........................................................................................     2

   SECTION 1.1.  DEFINED TERMS.................................................................................     2


ARTICLE II.  RESTRUCTURING EVENTS..............................................................................     4

   SECTION 2.1.  ISSUANCE OF NEW PREFERRED STOCK...............................................................     4
   SECTION 2.2.  AMENDMENT OF REGISTRATION RIGHTS AGREEMENT....................................................     4
   SECTION 2.3.  AMENDMENT OF STOCKHOLDERS AGREEMENT...........................................................     4
   SECTION 2.4.  MAKE-WHOLE/TRANSACTION PAYMENT................................................................     4
   SECTION 2.5.  PAYMENT OF THIRD AND FOURTH QUARTER DIVIDEND..................................................     4
   SECTION 2.6.  PROMETHEUS COMMON OBLIGATION..................................................................     5


ARTICLE III.  CLOSING..........................................................................................     5

   SECTION 3.1.  LOCATION OF CLOSING...........................................................................     5
   SECTION 3.2.  DELIVERIES BY THE COMPANY AT CLOSING..........................................................     5
   SECTION 3.3.  DELIVERIES BY THE PURCHASER AT CLOSING........................................................     5
   SECTION 3.4.  CERTIFICATES; OPINIONS........................................................................     5
   SECTION 3.5.  ANCILLARY AGREEMENTS..........................................................................     6
   SECTION 3.6.  FORM OF DOCUMENTS AND INSTRUMENTS.............................................................     6
   SECTION 3.7.  TERMINATION OF PRIOR RIGHTS AND OBLIGATIONS...................................................     6


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................     6

   SECTION 4.1.  AUTHORIZATION OF ISSUANCE.....................................................................     6
   SECTION 4.2.  AUTHORIZATION.................................................................................     7
   SECTION 4.3.  NONCONTRAVENTION..............................................................................     7
   SECTION 4.4.  CONSENTS AND APPROVALS........................................................................     7
   SECTION 4.5.  EXECUTIVE COMMITTEE...........................................................................     7
   SECTION 4.6.  MATERIAL ADVERSE CHANGE.......................................................................     8


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................     8

   SECTION 5.1.  ORGANIZATION OF THE PURCHASER.................................................................     8
   SECTION 5.2.  AUTHORIZATION.................................................................................     8
   SECTION 5.3.  NONCONTRAVENTION..............................................................................     8
   SECTION 5.4.  CONSENTS AND APPEALS..........................................................................     9
   SECTION 5.5.  ACCREDITED INVESTOR...........................................................................     9


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
ARTICLE VI.  ACTIONS BY THE COMPANY AND THE PURCHASER PRIOR TO THE CLOSING.....................................     9

   SECTION 6.1.  FURTHER ASSURANCES............................................................................     9
   SECTION 6.2.  PRESS RELEASES................................................................................    10
   SECTION 6.3.  CONFIDENTIALITY...............................................................................    10
   SECTION 6.4.  EXTENSION OF STOCK PURCHASE AGREEMENT.........................................................    11


ARTICLE VII.  CONDITIONS TO ALL CLOSINGS.......................................................................    11

   SECTION 7.1.  CONDITIONS TO THE COMPANY'S OBLIGATIONS.......................................................    11
   SECTION 7.2.  CONDITIONS TO THE PURCHASER'S OBLIGATIONS.....................................................    11


ARTICLE VIII.  INDEMNIFICATION.................................................................................    12

   SECTION 8.1.  SURVIVAL OF REPRESENTATIONS, ETC..............................................................    12
   SECTION 8.2.  INDEMNIFICATION BY THE COMPANY................................................................    13
   SECTION 8.3.  INDEMNIFICATION BY THE PURCHASER..............................................................    13
   SECTION 8.4.  LOSSES........................................................................................    13
   SECTION 8.5.  DEFENSE OF CLAIMS.............................................................................    13
   SECTION 8.6.  TAX TREATMENT OF INDEMNITY....................................................................    14


ARTICLE IX.  MISCELLANEOUS.....................................................................................    14

   SECTION 9.1.  TERMINATION...................................................................................    14
   SECTION 9.2.  TERMINATION BY THE PURCHASER..................................................................    15
   SECTION 9.3.  TERMINATION BY THE COMPANY....................................................................    15
   SECTION 9.4.  FEES AND EXPENSES.............................................................................    16
   SECTION 9.5.  INJUNCTIVE RELIEF.............................................................................    16
   SECTION 9.6.  INDEPENDENT DETERMINATION.....................................................................    16
   SECTION 9.7.  ASSIGNMENT....................................................................................    17
   SECTION 9.8.  NOTICES.......................................................................................    17
   SECTION 9.9.  CHOICE OF LAW.................................................................................    18
   SECTION 9.10. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS......................................................    18
   SECTION 9.11. COUNTERPARTS..................................................................................    18
   SECTION 9.12. INVALIDITY....................................................................................    18
   SECTION 9.13. HEADINGS......................................................................................    18
   SECTION 9.14. LIMITATION OF LIABILITY.......................................................................    18
   SECTION 9.15. SHAREHOLDER APPROVAL..........................................................................    19
   SECTION 9.16. SHAREHOLDER APPROVAL ASSURANCES...............................................................    19

                                    EXHIBITS

Exhibit A     Form of New Preferred Stock Certificate of Designations
Exhibit B     Form of Second Amended and Restated Registration Rights
              Agreement
Exhibit C     Form of Second Amended and Restated Stockholders Agreement
Exhibit D     Form of Supplemental Warrant Agreement

     This RESTRUCTURING AGREEMENT, dated as of December 31, 1998, is made by and between (i) The Fortress Group, Inc., a Delaware corporation (the "Company"),
(ii) Prometheus Homebuilders LLC (the "Purchaser") and (iii) the Homebuilder Stockholders (as defined below). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Company and the Purchaser are parties to that certain Amended and Restated Stock Purchase Agreement, dated as of February 19, 1998 (the "Stock Purchase Agreement").

     WHEREAS, pursuant to the Stock Purchase Agreement and a series of related agreements (collectively, the "Existing Agreements") the Purchaser has acquired 40,000 shares of Class AA Preferred Stock (the "Old Preferred Stock") and 375,000 Warrants (the "Warrants") from the Company and 898,845 shares of Common Stock from certain of the Company's founding homebuilders (the "Prometheus Common").

     WHEREAS, pursuant to the terms of the Class AA Certificate of Designations and the Warrant Agreement, the Class AA Preferred Stock and the Warrants are convertible into and exercisable for, as the case may be, Common Stock at specified exercise prices and are subject to certain reset provisions (the "Reset Provisions") that lower the exercise price and/or increase the amount of Common Stock such securities are convertible or exchangeable into as the price of the Common Stock declines.

     WHEREAS, since the date of the Stock Purchase Agreement, among other things, there has been a change in corporate circumstances and strategies of the Company and the price of the Common Stock has declined such that the Company and the Purchaser have mutually determined that it is in the best interest of the Company to restructure (the "Restructuring") the Existing Agreements.

     WHEREAS, in determining to restructure the Existing Agreements, the Company and the Purchaser have agreed to (i) exchange the Old Preferred Stock and the Warrants for a new series of the Company's Convertible Redeemable Preferred Stock (the "New Preferred Stock"), having the rights designations and preferences set forth in the New Preferred Stock Certificate of Designations (as defined herein), which New Preferred Stock will differ from the Class AA Preferred Stock in that the New Preferred Stock will, among other things, contain no Reset Provisions, have a higher dividend rate and will be callable at any time after issuance by the Company at the Redemption Price (as defined herein); (ii) amend the Registration Rights Agreement and the Stockholders Agreement to give effect to the Restructuring; (iii) revise the Supplemental Warrant Agreement incorporating the Reset Provisions and certain revenue tests therein, execute the same and issue the Supplemental Warrants; (iv) upon the redemption of any or all of the New Preferred Stock, cause the Prometheus Common Obligation (as defined herein) to immediately vest with respect to a pro rata amount of Prometheus Common; and (v) have the Company pay the Purchaser a $5.0 million make-whole payment with respect to the Old Preferred Stock in connection with the Restructuring on December 31, 1998.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

     "Amended and Restated Registration Rights Agreement" means that certain Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchaser amending and restating the Registration Rights Agreement in the form attached as Exhibit B hereto.

     "Amended and Restated Stockholders Agreement" means that certain Second Amended and Restated Stockholders Agreement, dated as of the Closing Date, by and among the Company, the Purchaser and the Homebuilder Stockholders amending and restating the Stockholders Agreement in the form attached as Exhibit C hereto.

     "Ancillary Agreements" means the Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, and the Supplemental Warrant Agreement.

     "Closing" shall mean the consummation of the transactions contemplated herein and in the Ancillary Agreements.

     "Closing Date" means January 22, 1999, or promptly following notice by the National Association of Securities Dealers, Inc. (the "NASD") that shareholder approval is not required (provided that no later than January 6, 1999 the Company make a submission to the NASD to allow the NASD to make a determination of the necessity of shareholder approval) or, if the NASD requires shareholder approval for the transactions contemplated by the Restructuring, such later date as is first practicable after such shareholder approval is obtained; provided that in no event shall the Closing Date be later than April 1, 1999.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the New Preferred Stock.

     "Homebuilder Stockholders" means all stockholders of the Company party to the Stockholders Agreement (except for the Purchaser), all of which stockholders are listed on the signature pages hereto.

     "New Preferred Stock" means the 9% Class AAA Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company.

     "New Preferred Stock Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the 9% Class AAA Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company, in the form attached as Exhibit A hereto.

     "Old Preferred Stock Issue Date" means September 30, 1997 with respect to the first $11.7 million of Class AAA Preferred Stock redeemed, if any, and March 6, 1998 with respect to any other Class AAA Preferred Stock redeemed.

     "Prometheus Common Sale Notice" means a notice given by the Purchaser to the Company at least ten days prior to November 15, 2000 stating that the Purchaser is exercising its right under Section 2.6 hereof to sell the Prometheus Common in accordance with the provisions of such Section 2.6.

     "Redemption Price" shall have the meaning given to it in the New Preferred Stock Certificate of Designations.

     "Securities" means the New Preferred Stock.

     "Supplemental Warrant Agreement" means that certain Warrant Agreement by and between the Company and the Purchaser substantially in the form attached as Exhibit D hereto pursuant to which the Company shall on the Closing Date issue the Supplemental Warrants to the Purchaser.

     "Supplemental Warrants" shall mean an aggregate of up to 33,333,333 warrants to purchase initially one share of Common Stock at an exercise price of $0.01 per share as further described in the Supplemental Warrant Agreement.

     "Transaction Expenses" means the reasonable fees and expenses incurred by the Purchaser, including, but not limited to, fees and expenses of legal counsel, accountants and consultants and travel expenses in connection with the preparation of this Agreement and the Ancillary Agreements.

     "Warrant Shares" means the Common Stock issuable upon the exercise of the Supplemental Warrants.

                                   ARTICLE II.

                              RESTRUCTURING EVENTS

     Section 2.1. Issuance of New Preferred Stock. Subject to the terms and conditions hereof, on the Closing Date, the Company shall issue to the Purchaser the Class AAA Redeemable Preferred Stock with an aggregate liquidation preference of $40.0 million in exchange for all of the Old Preferred Stock and the Warrants held by the Purchaser. The New Preferred Stock will have the terms set forth in the New Preferred Stock Certificates of Designations attached as Exhibit A hereto.

     Section 2.2. Amendment of Registration Rights Agreement. Subject to the terms and conditions hereof, on the Closing Date, the Company and the Purchaser shall enter into the Amended and Restated Registration Rights Agreement providing for registration rights with respect to the New Preferred Stock, the Prometheus Common and the Supplemental Warrants. The Amended and Restated Registration Rights Agreement is attached as Exhibit B hereto.

     Section 2.3. Amendment of Stockholders Agreement. Subject to the terms and conditions hereof, on the Closing Date, the Company, the Homebuilder Stockholders and the Purchaser shall enter into the Amended and Restated Stockholders Agreement. The Amended and Restated Stockholders Agreement is attached as Exhibit C hereto.

     Section 2.4. Make-Whole/Transaction Payment. On December 31, 1998, the Company shall make a $5.0 million non-refundable payment with respect to the Old Preferred Stock to the Purchaser in connection with the Restructuring (the "Make-Whole Payment"), which amount shall be fully earned by the Purchaser on the signing of this Agreement and which amount shall be treated for financial and accounting purposes as a dividend in respect of the Old Preferred Stock; provided that on the Closing Date the Company shall pay to the Purchaser an additional make-whole amount equal to that necessary to put the Purchaser in the same economic position as it would have been had the dividend rate on the Old Preferred Stock been 9% for the period from and including January 1, 1999 until the Closing Date.

     Section 2.5. Payment of Third and Fourth Quarter Dividend. On or prior to the Closing Date, the Company shall pay to the Purchaser any and all accrued but unpaid dividends required by the Certificate of Designations relating to the Old Preferred Stock for the Dividend Periods (as defined in the New Preferred Stock Certificate of Designations) ended September 30, 1998 and December 31, 1998 and the pro rata portion for the Dividend Period through the Closing Date.

     Section 2.6. Prometheus Common Obligation. Upon the redemption of all or any part of the New Preferred Stock, the Company shall concurrently become obligated upon the delivery of a Prometheus Common Sale Notice (the "Prometheus Common Obligation") to arrange for the sale for cash of a pro rata amount of the Prometheus Common at any time during the period from and including November 15, 2000 until and including February 15, 2001 in a single transaction or a series of transactions and upon the sooner of the settlement of any such transaction or ten days after February 15, 2001 deliver the cash proceeds from such transaction or transactions, as the case may be, to the Purchaser; provided that if such proceeds would result in the Purchaser receiving less than $5.50 per share for its Prometheus Common, the Company shall be obligated to make up the difference so that the Purchaser receives an amount in cash equal to $5.50 per share for any Prometheus Common sold pursuant to this Section 2.6. In the event that the Company receives an amount greater than $5.50 per share for any Prometheus Common sold pursuant to this Section 2.6, it is understood that the Company shall be obligated to deliver such greater amount to the Purchaser.

                                  ARTICLE III.

                                     CLOSING

     Section 3.1. Location of Closing. The Closing shall be held at 9:00 a.m. Eastern Time on the Closing Date at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022.

     Section 3.2. Deliveries by the Company at Closing. At the Closing, the Company shall issue and deliver to the Purchaser:

     (a) certificates evidencing the New Preferred Stock and up to 33,333,333 Supplemental Warrants, in each case, in the name of the Purchaser (or its permitted assignee(s)), free and clear of all Encumbrances; and

     (b) all such other documents and instruments as the Purchaser or its counsel shall reasonably request to consummate or evidence the Restructuring.

     Section 3.3. Deliveries by the Purchaser at Closing. At the Closing, the Purchaser shall deliver to the Company, all such documents and instruments (including certificates representing the Old Preferred Stock and the Warrants) as the Company or its counsel shall reasonably request to consummate or evidence the Restructuring.

     Section 3.4. Certificates; Opinions. At the Closing, the Purchaser and the Company shall deliver the certificates, opinions of counsel, and other documents described in Article VII.

     Section 3.5. Ancillary Agreements. At the Closing, the Company and the Purchaser (and in the case of the Amended and Restated Stockholders Agreement, the Homebuilder Stockholders) shall have entered into all of the Ancillary Agreements.

     Section 3.6. Form of Documents and Instruments. All of the documents and instruments delivered at the Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

     Section 3.7. Termination of Prior Rights and Obligations. Until consummation of the Closing, all obligations under the Existing Agreements shall remain in full force and effect. Upon consummation of the Closing, certain rights and obligations under the Stock

Purchase Agreement shall terminate as follows: (i) the Company shall not be obligated to sell to the Purchaser and the Purchaser shall not be obligated to purchase from the Company any additional securities of the Company, including the Class AB Preferred Stock; (ii) the Company and the Purchaser shall have no further rights or obligations with respect to the Class AA Preferred Stock (such Class AA Preferred Stock having been exchanged for the New Preferred Stock); and
(iii) the Company shall not be obligated to issue to the Purchaser any additional Warrants other than the Supplemental Warrants. Upon consummation of the Closing, the Ancillary Agreements, as amended in accordance with the terms of this Agreement, shall become effective. Notwithstanding the foregoing, all of the Company's rights to indemnification under the Stock Purchase Agreement with respect to breaches of representations and warranties and covenants shall survive and not be effected by this Restructuring Agreement.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows:

     Section 4.1. Authorization of Issuance. Upon the Closing, the New Preferred Stock acquired by the Purchaser from the Company will be duly authorized and validly issued, fully paid and not subject to any preemptive or similar rights. Upon the Closing, the Conversion Shares will be duly authorized and reserved for issuance and upon conversion in accordance with the terms of the New Preferred Stock will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights. Upon the Closing, the Supplemental Warrants acquired by the Purchaser from the Company shall be duly authorized and validly issued, fully paid and not subject to any preemptive or similar rights. Upon the Closing, the Warrant Shares will be duly authorized and reserved for issuance and, upon exercise of the Supplemental Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

     Section 4.2. Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action of the Company. The execution and delivery by the Company of the Ancillary Agreements, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Agreement to be executed by the Company, when executed, will be duly executed and delivered by the Company and when executed and delivered will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Section 4.3. Noncontravention. The execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance by it of the transactions contemplated hereby and thereby (including the conversion/exercise of all of the Securities to be acquired by the Purchaser hereunder) do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or the charter, bylaws, or other governing instruments of any of its Subsidiaries, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of a benefit which would have a Material Adverse Effect, or of any event of default, right of termination, cancellation, or acceleration under, any Material Agreement including, without limitation, the Indenture, (iii) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) upon the properties of the Company or any of its Subsidiaries, or (iv) violate any Applicable Law binding upon the Company or any of its Subsidiaries.

     Section 4.4. Consents and Approvals. No consent, approval, order, authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of the New Preferred Stock Certificate of Designations with the Secretary of State of the State of Delaware, and (ii) filings under the Exchange Act.

     Section 4.5. Executive Committee. On or before the date hereof, the Board of Directors of the Company has duly and validly constituted the Executive Committee (as defined in the Company's Bylaws) consisting of the following members: Murry Gunty, Klaus Kretschmann, Chris Stuhmer, Mark Fine and George Yeonas.

     Section 4.6. Material Adverse Change. Since the date of the Stock Purchase Agreement, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent; other than such events as have been disclosed in the Company's public filings with the Securities and Exchange Commission or otherwise disclosed to the Purchaser on or before December 29, 1998.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     Section 5.1. Organization of the Purchaser. The Purchaser is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of its jurisdiction of formation and has full limited liability company power and authority to carry on its business as currently being conducted.

     Section 5.2. Authorization. The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and each Ancillary Agreement to be executed by the Purchaser when executed will be, duly executed and delivered by the Purchaser and when executed and delivered will constitute, a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     Section 5.3. Noncontravention. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the limited liability company agreement or other governing agreement of the Purchaser, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Purchaser, or (iv) violate any Applicable Law binding upon the Purchaser, except, in the case of clauses (ii), (iii), and
(iv) above, for any such conflicts, violations, defaults, termination, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

     Section 5.4. Consents and Appeals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Government Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements or the consummation of the transaction contemplated hereby and thereby other than (i) any filings required under Section 13 and Section 16 of the Exchange Act and Rule 13d-1 under the Exchange Act and (ii) such consents, approvals, orders or authorization which, if not made, would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

     Section 5.5. Accredited Investor. The Purchaser (i) is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Securities and to protect its own interest in connection with an investment in the Securities; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

                                   ARTICLE VI.

                           ACTIONS BY THE COMPANY AND
                       THE PURCHASER PRIOR TO THE CLOSING

     The Company and the Purchaser covenant as follows for the period from the date hereof through the Closing:

     Section 6.1. Further Assurances. Upon the terms and subject to the conditions contained herein, the Company agrees, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with the Purchaser in connection with the foregoing. Without limiting the foregoing, the Company agrees to use its reasonable best efforts
(A) to obtain all necessary waivers, consents and approvals, (B) to defend all actions challenging this Agreement or the consummation of the transactions contemplated hereby, (C) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the Company to consummate the transactions contemplated hereby, (D) to give all notices to and make all registrations and filings with third parties and (E) to fulfill all conditions to this Agreement. In addition, the Company will commence all action required under this Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date. In the event that the NASD does not require shareholder approval for the transactions contemplated by the Restructuring, the Purchaser agrees to provide, in conjunction with the Closing, notice to the Secretary of the Company pursuant to the terms of the Company's Certificate of Incorporation that it elects to have some or all of such provisions of Article Eleventh of the Company's Certificate of Incorporation modified and/or eliminated as are necessary to give effect to the Restructuring; provided that appropriate modifications are made to the Company's By-Laws to incorporate the Super Majority Director Approval and other provisions set forth in Section 3.2 of the Amended and Restated Stockholders Agreement and provide the Purchaser with adequate protection of its interest in respect thereof as determined by the Purchaser in its reasonable discretion. The Purchaser and the Company agree to use their reasonable best efforts to take all necessary action as is reasonable to amend the Company's By-Laws in such a manner. In the event that the NASD does require shareholder approval for the transactions contemplated by the Restructuring, the Company agrees to also seek shareholder approval to effect any such changes as are necessary to the Company's Certificate of Incorporation to modify the Super Majority Director Approval provisions as set forth in Section 3.2 of the Amended and Restated Stockholders Agreement.

     Section 6.2. Press Releases. Except as may be required by applicable law or by the rules of any national securities exchange, neither the Purchaser nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereunder without the prior consent of the Company in the case of the Purchaser, and of the Purchaser in the case of the Company (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by applicable law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

     Section 6.3. Confidentiality. The Company and the Purchaser agree that all information provided to any of them or any of their representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company or the Purchaser; provided, however, the foregoing obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available or (ii) is or becomes available to such parties on a non-confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     Section 6.4. Extension of Stock Purchase Agreement. The Purchaser and the Company agree that references in Section 3.3 of the Stock Purchase Agreement to December 31, 1998 shall be extended until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms.

                                  ARTICLE VII.

                           CONDITIONS TO ALL CLOSINGS

     Section 7.1. Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

     (a) Representations, Warranties and Covenants. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Company a certificate (signed by the sole member of the Purchaser) to the foregoing effect.

     (b) Opinion of Counsel. The Purchaser shall have delivered to the Company the opinions of Latham & Watkins, counsel to the Purchaser, in form and substance reasonably acceptable to the Company.

     (c) Certificates. The Purchaser will furnish the Company with such certificates of its managing member and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Company.

     Section 7.2. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

     (a) Representations, Warranties and Covenants. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to the Purchaser a certificate (signed by the President and Chief Executive Officer and the Secretary of the Company) to the foregoing effect.

     (b) Consents. All consents, approvals, Permits and waivers from Governmental Entities and other parties necessary to permit the Purchaser and the Company to consummate the transactions contemplated hereby shall have been obtained.

     (c) Opinion of Counsel. The Company shall have delivered to the Purchaser the opinions of Arent Fox Kintner Plotkin & Kahn, counsel for the Company, in form and substance reasonably acceptable to the Purchaser.

     (d) Certificates. The Company shall furnish the Purchaser with such certificates of the Chief Executive Officer and the Secretary of the Company and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Purchaser.

     (e) Ancillary Agreements. The Company (and, in the case of the Amended and Restated Stockholders Agreement, the Homebuilder Stockholders) shall have entered into and delivered to the Purchaser the Ancillary Agreements. The New Preferred Stock Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective under the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

     Section 8.1. Survival of Representations, Etc. The representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until December 31, 2000; provided, however, that the representations and warranties in Sections 4.1 and 4.2 shall survive indefinitely and the covenants and agreements set forth in Articles VIII and IX shall remain in full force and effect indefinitely; and provided, further, that there shall be no termination with respect to any representation or warranty as to which either (a) a bona fide claim has been asserted prior to such date or (b) the Purchaser had actual knowledge of any breach thereof prior to the Closing Date.

     Section 8.2. Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser and its members, Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified Parties") to the fullest extent lawful, from and against any and all demands, damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), (i) arising out of or in connection with this Agreement, the transactions contemplated hereby, and/or the execution, delivery, enforcement and performance of this Agreement or the Ancillary Agreements except to the extent that Losses with respect thereto are the result of the Purchaser's actions or omissions, or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement, the Ancillary Agreements or in any certificate delivered pursuant thereto.

     Section 8.3. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and its Affiliates, directors, officers, advisors, agents and employees (the "Company Indemnified Parties" and, together with the Purchaser Indemnified Parties, the "Indemnified Parties") to the fullest extent lawful, from and against any and all Losses arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Purchaser contained in this Agreement or in any certificate delivered pursuant thereto.

     Section 8.4. Losses. The term "Losses" as used in this Article VIII is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not necessarily be a condition precedent to recovery.

     Section 8.5. Defense of Claims. If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article VIII. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within five (5) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys approved by the Indemnified Party (such approval not to be unreasonably withheld) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party in which case the Indemnified Party shall be permitted to employ separate counsel and be indemnified for the cost of such counsel, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys plus any local counsel at any time for any and all Indemnified Parties (which firm shall be designated in writing by such Indemnified Party or Parties) in connection with any one such action or proceeding arising out of the same general allegations or circumstances.

     Section 8.6. Tax Treatment of Indemnity. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the consideration for the purchase of the Securities, unless otherwise required by applicable law, in which event indemnification payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

                                   ARTICLE IX.

                                  MISCELLANEOUS

     Section 9.1. Termination. This Agreement may be terminated prior to the
Closing:

          (i) by the Purchaser if the Closing shall not have occurred on or before April 1, 1999 (other than as a result of the Purchaser's failure to comply with its obligations hereunder);

          (ii) by the Purchaser, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company or the Purchaser;

          (iii) by the Purchaser, if the Purchaser does not receive the Make-Whole Payment by December 31, 1998; or

          (iv) by the Company, if there is a breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by the Purchaser pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company.

     Section 9.2. Termination by the Purchaser. In the event of termination of this Agreement by the Purchaser pursuant to Section 9.1(i), (ii) or (iii):

     (a) The Purchaser's obligation to purchase Class AB Preferred Stock under the Stock Purchase Agreement shall terminate; provided that the Purchaser's right to purchase such Class AB Preferred Stock shall continue and all other provisions of the Stock Purchase Agreement, including provisions with respect to the Warrants and the Supplemental Warrants, shall remain in full force and effect;

     (b) The provisions of Article VIII and Sections 9.2 and 9.3 shall continue in full force and effect; and

     (c) Other than pursuant to Article VIII and Sections 9.2 and 9.3., no party hereto shall have any liability or further obligation to any other party relating to the transactions contemplated hereby, provided that no such termination shall relieve any party from liability for a prior breach of this Agreement.

     Notwithstanding the foregoing, nothing contained in this Section 9.2 shall prevent the Purchaser from seeking injunctive relief or demanding specific performance of this Agreement pursuant to Section 9.5.

     Section 9.3. Termination by the Company. In the event of termination of this Agreement by the Company pursuant to Section 9.1(iv):

     (a) The Purchaser's obligation to purchase, and the Company's right to issue, the Class AB Preferred Stock shall continue and all other provisions of the Stock Purchase Agreement, including provisions with respect to the Warrants and the Supplemental Warrants, shall remain in full force and effect;

     (b) The provisions of Article VIII and Sections 9.2 and 9.3 shall continue in full force and effect; and

     (c) Other than pursuant to Article VIII and Sections 9.2 and 9.3., no party hereto shall have any liability or further obligation to any other party relating to the transactions contemplated hereby, provided that no such termination shall relieve any party from liability for a prior breach of this Agreement.

     Notwithstanding the foregoing, nothing contained in this Section 9.3 shall prevent the Company from seeking injunctive relief or demanding specific performance of this Agreement pursuant to Section 9.5.

     Section 9.4. Fees and Expenses. The Company shall be responsible for the payment of all costs and expenses incurred by the Company in connection with the transactions contemplated hereunder, regardless of whether such transactions close, including, without limitation, all fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the transactions. On or before the Closing Date, the Company shall reimburse the Purchaser for the Transaction Expenses (by wire transfer of same day funds). In the event that the Agreement is terminated, the Company shall promptly pay the Purchaser, the Transaction Expenses.

     Section 9.5. Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur to the parties in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under the Agreement or at law or in equity.

     Section 9.6. Independent Determination. From and after the date of the Closing, all decisions on behalf of the Company as to payment of indemnification pursuant hereto and otherwise regarding the Company's rights and obligations pursuant to this Agreement and the Ancillary Agreements shall be made by a committee of the board of directors consisting of all directors not elected by the holders of the Preferred Stock voting as a separate class and a decision of a majority of such directors shall be the decision of the committee. Nothing contained in this Section 9.6 shall prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of this Agreement), and the determination as to whether indemnification pursuant to such other source is available shall be made in accordance with the procedures applicable thereto.

     Section 9.7. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchaser, or by the Purchaser without the prior written consent of the Company, except that the Purchaser may, without such consent, assign its rights hereunder, in whole or in part, including, the right to acquire the New Preferred Stock and the Supplemental Warrants hereunder, to one or more affiliates of the Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     Section 9.8. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, confirmed telecopy, or air courier guaranteeing overnight delivery, as follows:

     If to the Company:

          The Fortress Group, Inc.
          1650 Tysons Boulevard, Suite 600
          McLean, Virginia  22102
          Telephone:  (703) 442-4545
          Facsimile:  (703) 442-7730
          Attn.:  J. Marshall Coleman

     with a copy to:  Secretary

     If to the Purchaser:

          Prometheus Homebuilders LLC
          c/o Lazard Freres Real Estate Investors, LLC
          Thirty Rockefeller Plaza, 63rd Floor
          New York, NY  10020
          Telephone:  (212) 632-6060
          Facsimile:  (212) 632-6052
          Attn.:  Robert P. Freeman
                  Murry N. Gunty

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 9.9. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     Section 9.10. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchaser.

     Section 9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.12. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     Section 9.13. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 9.14. Limitation of Liability. In no event shall any member, partner or representative of the Purchaser or of any partnership which is a partner of the Purchaser or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner, employee or any other such person, be personally liable for any obligation of the Purchaser under this Agreement. In no event shall any officer, director, employee or shareholder of the Company be personally liable for any obligation of the Company under this Agreement.

     Section 9.15. Shareholder Approval. If the Company notifies the Purchaser, which notice shall in no event be given later than January 22, 1999, that the NASD requires shareholder approval for the transactions contemplated by the Restructuring, then each of the Homebuilder Stockholders shall constitute and appoint the Purchaser, with full power of substitution, as the proxy of the Homebuilder Stockholders and authorize the Purchaser to represent and to vote all of the shares of capital stock of the Company held by them in favor of the approval of all transactions that are necessary to give effect to the terms of this Agreement to the same extent and with the same effect as the Homebuilder Stockholder might or could do under applicable law, rules and regulations. Any proxy granted pursuant to the immediately preceding sentence will be deemed given in consideration of the agreements and covenants of the Company pursuant to this Agreement and as such will be coupled with an interest and will be irrevocable unless and until the earlier of the Closing or a termination of this Agreement in accordance with its terms occurs. Each Homebuilder Stockholder shall revoke any and all previous proxies granted with respect to any of its shares of capital stock and shall not thereafter, unless and until the earlier of the Closing or a termination of this Agreement in accordance with its terms occurs, purport to grant any other proxy or power of attorney with respect to any of its shares of capital stock, deposit any of its shares of capital stock into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote or grant any proxy or give instructions with respect to the voting of its shares of capital stock.

     Section 9.16. Shareholder Approval Assurances. In the event that the NASD requires shareholder approval for the transactions contemplated by the Restructuring, the Purchaser agrees to use its reasonable best efforts to take such action, if any, as is reasonably necessary to cause the transactions contemplated by the Restructuring to be consummated.

     Section 9.17. Homebuilder Stockholders Signatures. The absence of any signature by a Homebuilder Stockholder shall not affect the validity of this Agreement and notwithstanding the absence of any such signature, this Agreement shall be binding on all parties executing this Agreement; provided that if any of the Homebuilder Stockholders have not executed this Agreement on the date hereof it shall be a condition to the Purchaser's obligations to close hereunder that such Homebuilder Stockholders execute this Agreement prior to the Closing Date.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              THE FORTRESS GROUP, INC.



                                 By:  /s/ J. Marshall Coleman
                                    -------------------------------------------
                                    Name: J. Marshall Coleman
                                         --------------------------------------
                                    Title: Chairman
                                          -------------------------------------


                              PROMETHEUS HOMEBUILDERS LLC

                                 By: LF Strategic Realty Investors II L.P., a
                                      managing member

                                 By: Lazard Freres Real Estate Investors L.L.C.,
                                       its general partner


                              By: /s/  Murry N. Gunty
                                 -----------------------------------------
                                 Name: Murry N. Gunty
                                 Title: Principal



                              HOME BUILDER STOCKHOLDERS


                                   /s/  J. Marshall Coleman
                                  ----------------------------------------
                                  Name: J. Marshall Coleman

                                   /s/  Robert Short
                                  ----------------------------------------
                                  Name: Robert Short

                                   /s/  J. Christopher Stuhmer
                                  ----------------------------------------
                                  Name: J. Christopher Stuhmer

                                  ----------------------------------------
                                  Name: Thomas Buffington

                                  ----------------------------------------
                                  Name:  Lawrence Witek

                                  ----------------------------------------
                                  Name:  Ted Kirkpatrick

                                  ----------------------------------------
                                  Name:  Lanold Caldwell

                                  ----------------------------------------
                                  Name:  James Giddens

                                   /s/  Patricia Donnelly
                                  ----------------------------------------
                                  Name: Patricia Donnelly

                                                                       Exhibit A




                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                              CLASS AAA CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                                       OF


                            THE FORTRESS GROUP, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


          The Fortress Group, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Class AAA Convertible Redeemable Preferred Stock, effective December 29, 1998, has been duly adopted pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

          RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Class AAA Convertible Redeemable Preferred Stock" (the "Class AAA Preferred Stock"), shall consist of 40,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1.   Certain Definitions; Number of Shares and Designation.

          (a) Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          Additional Preferred Stock Directors. The term "Additional Preferred Stock Directors" shall have the meaning set forth in subparagraph 5(d).

          Average Trading Price. The term "Average Trading Price" means the average of the closing prices of the Common Stock over the 30 day period prior to any date of determination.

          Adverse Event. The term "Adverse Event" shall have the meaning set forth in subparagraph 5(d).

          Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

          Change of Control. The term "Change of Control" shall have the meaning given to it in the Indenture.

          Commission. The term "Commission" shall mean the United States Securities and Exchange Commission.

          Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          Common Stock. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

          Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(b)(i) below.

          Conversion Price. The term "Conversion Price," in respect of any share of Class AAA Preferred Stock, shall mean $6.00, as adjusted pursuant to paragraph 4.

          Current Market Price. The term "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for the thirty
(30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

          Director. The term "Director" means a member of the Board of Directors.

          Dividend Payment Date. The term "Dividend Payment Date" shall mean each March 31, June 30, September 30 and December 31 of each year.

          Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

          Dividend Rate. The term "Dividend Rate" shall mean nine percent (9%) per annum; provided that the Dividend Rate shall be increased by two percent per quarter for each and every quarter from and after the later of (i) the consummation of any Merger, Change of Control or sale in excess of 50% of the Company's assets in any one transaction or a series of related transactions over any twelve-month period and (ii) if the Corporation is required (in connection with any transaction described in clause (i) above) to make an Excess Proceeds Offer (as defined in the Indenture) or a Change of Control Offer (as defined in the Indenture) pursuant to the provisions of Section 5.11 or Section 5.16 of the Indenture, as applicable, the expiration of all such offer period or periods in accordance with the terms of the Indenture through the date of redemption in full of the Class AAA Preferred Stock at the Redemption Price. The Dividend Rate shall also be increased if required by Section 14(d) or Section 15 hereof.

          Executive Committee. The term "Executive Committee" shall mean the five-member executive committee of the Board of Directors to which substantial operational matters regarding the Corporation shall be delegated.

          Indenture. The term "Indenture" shall mean that certain Indenture, dated May 21, 1998, by and between the Corporation and IBJ Schroder Bank & Trust Company, as Trustee, as amended and supplemented from time to time.

          Initial Issue Date. The term "Initial Issue Date" shall mean the date of initial issuance of the Class AAA Preferred Stock.

          Investor. The term "Investor" shall mean, at any time, Prometheus Homebuilders LLC and any of its affiliates, including, but not limited to, Lazard Freres Real Estate Investors, LLC and its affiliates.

          Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AAA Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class AAA Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

          Liquidation Preference. The term "Liquidation Preference" shall mean $1,000 per share.

          Mandatory Redemption. The term "Mandatory Redemption" shall have the meaning ascribed to it in Section 14(b)(i) hereof.

          Merger. The term "Merger" shall mean the consolidation or merger with or into (whether or not the Corporation survives), or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Corporation's properties or assets in one or more related transactions, to another corporation, person or entity, including by way of a dissolution or liquidation of the Company.

          Non-Preferred Stock Director. The term "Non-Preferred Stock Director" means a Director other than a Preferred Stock Director.

          Officers' Certificate. The term "Officers' Certificate" means a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

          Old Preferred Stock Issue Date. The term Old Preferred Stock Issue Date means September 30, 1997 with respect to the first $11.7 million of Class AAA Preferred Stock redeemed, if any, and March 6, 1998 with respect to any other Class AAA Preferred Stock redeemed.

          Optional Redemption. The term "Optional Redemption" shall have the meaning ascribed to it in Section 14(a)(i) hereof.

          Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock and
(v) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Class AAA Preferred Stock, and for purposes of paragraph 3 below, shall mean
(i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Convertible Preferred Stock, (iv) the Series D Preferred Stock and (v) any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class AAA Preferred Stock.

          Payment Default. The term "Payment Default" shall mean any failure by the Corporation to pay (i) dividends in cash, when due, or pay the Redemption Price upon redemption or otherwise when due, (ii) the Make-Whole Payment (as defined in the Restructuring Agreement) in accordance with Section 2.4 of the Restructuring Agreement and (iii) any amounts in respect of the Prometheus Common Obligation (as defined in the Restructuring Agreement) in accordance with
Section 2.6 of the Restructuring Agreement; provided, however, that it shall not be a Payment Default unless and until the Purchaser has provided written notice of the Payment Default to the Corporation and the Payment Default continues for two days after delivery of written notice by the Purchaser to the Corporation.

          Permitted Transaction. The term "Permitted Transaction" shall mean (i) any sale that is closed on or before December 31, 2000 of a subsidiary of the Corporation or all or substantially all of the assets of a subsidiary of the Corporation for cash in an amount that the Board of Directors determines in its good faith judgment to be equal to the fair market value for any such sale and that results in the proceeds of which remaining after any payment required by
Section 5.11 of the Indenture being used to redeem Class AAA Preferred Stock of the Company or (ii) any sale that is closed on or prior to December 31, 2000 of all or substantially all of the assets of the Corporation or Merger or consolidation of the Corporation for cash, the net proceeds of which remaining after any payment required by Section 5.16 of the Indenture are sufficient and are used to redeem 100% of the Class AAA Preferred Stock in full at the Redemption Price and purchase (or result in the purchase of) all of the Prometheus Common at a price of $5.50 per share or such greater amount, if any, that the holders of Common Stock are entitled to receive pursuant to such transaction.

          Preferred Stock Director. The term "Preferred Stock Director" has the meaning set forth in subparagraph 5(d).

          Quoted Price. The term "Quoted Price", with respect to the Common Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class AAA Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of Class AAA Preferred Stock and shall be made in good faith and be conclusive absent manifest error; provided, however, if the Quoted Price as determined by the Board of Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AAA Preferred Stock who challenged such price.

          Redemption Date. The term "Redemption Date" shall mean, with respect to any shares of Class AAA Preferred Stock, the date on which such shares of Class AAA Preferred Stock are redeemed by the Corporation.

          Redemption Price. The term "Redemption Price" shall have the meaning ascribed to it in Section 14(a)(i) hereof.

          Record Date. The term "Record Date" shall mean the date designated by the Board of Directors at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

          Restructuring Agreement. The term "Restructuring Agreement" shall mean that certain Restructuring Agreement, dated December 31, 1998, by and among the Fortress Group, Inc., Prometheus Homebuilders LLC and Stockholders listed therein.

          Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

          Series D Preferred Stock. The term "Series D Preferred Stock" shall mean the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

          Termination Event. The term "Termination Event" shall have the meaning set forth in subparagraph 6(a) below.

          Trading Day. The term "Trading Day" with respect to any security shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

          (b) Number of Shares and Designation. 40,000 shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Class AAA Convertible Redeemable Preferred Stock" (the "Class AAA Preferred Stock").

     2.   Dividends.

          (a) The record holders of Class AAA Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available for payment of dividends. Subject to the distributions referred to in the final sentence of subparagraph 4(m) hereof, such dividends shall be payable by the Corporation in cash in an amount equal to the Dividend Rate multiplied by the Liquidation Preference plus accrued and unpaid dividends as provided in Section 2(c) below.

          (b) Dividends on shares of Class AAA Preferred Stock shall accrue and be cumulative from the Initial Issue Date and shall be payable on each Dividend Payment Date.

          (c) If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Class AAA Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full at the full Dividend Rate (9%) on a quarterly basis on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Class AAA Preferred Stock) to the Liquidation Preference of the Class AAA Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full.

          (d) So long as any shares of Class AAA Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class AAA Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

          (e) The Corporation shall be obligated to declare and pay dividends in an amount equal to the Dividend Rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Class AAA Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount legally available for payment of dividends shall be distributed each Dividend Period ratably among all such holders of Class AAA Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. The dividends payable in respect of the Class AAA Preferred Stock shall be a mandatory obligation of the Corporation, subject only to the limitations set forth in Section 170 of the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends (the "Legal Funds Requirement"). In stating that the dividends payable in respect of the Class AAA Preferred Stock are a mandatory obligation, it is the explicit intent of the Corporation to eliminate any and all discretion of the Board of Directors with respect to the declaration and payment of such dividends and to require the Board of Directors to declare and pay such dividends as and when provided herein, subject only to compliance with the Legal Funds Requirement.

     3.   Distributions Upon Liquidation, Dissolution or Winding Up.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation before any payment or distribution shall be made to the holders of Junior Stock, the holders of Class AAA Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up plus the Further Amount (as defined in Section 14(a)(iii) hereof). Except as provided in this paragraph, holders of Class AAA Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class AAA Preferred Stock plus the Further Amount and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Class AAA Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4.   Conversion Rights.

          (a) (i) At any time after the Initial Issue Date a holder of shares of Class AAA Preferred Stock may convert such shares into Common Stock at the Conversion Price.

               (ii) Intentionally Omitted.

          For the purposes of conversion, each share of Class AAA Preferred Stock shall be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant Conversion Date, which shall be divided by the Conversion Price to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Class AAA Preferred Stock shall cease (in respect of such converted stock) and the persons entitled to receive the Common Stock upon the conversion of Class AAA Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

          (b) (i) To convert Class AAA Preferred Stock pursuant to subparagraph 4(a)(i), a holder must (i) surrender the certificate or certificates evidencing the shares of Class AAA Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Class AAA Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Class AAA Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Class AAA Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Class AAA Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Class AAA Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical and in any event within five (5) Business Days of the Conversion Date, the Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Class AAA Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. All shares of Common Stock issuable upon conversion of the Class AAA Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. In the case of Class AAA Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Class AAA Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of subparagraph 4(a)). Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. If a holder of Class AAA Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Class AAA Preferred Stock converted.

               (ii) Intentionally Omitted.

          (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Class AAA Preferred Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the closing market price of a full share by the fraction. Round the result to the nearest cent. The closing market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

          (d) If a holder converts shares of Class AAA Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

          (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class AAA Preferred Stock in full as determined in good faith by the Board of Directors from time to time. All shares of Common Stock which may be issued upon conversion of Class AAA Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Class AAA Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

          (f) If the Corporation:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price shall be adjusted so that each holder of Class AAA Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Class AAA Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Class AAA Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (f).

          (g) If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price per share on the record date mentioned below, the Conversion Price shall be adjusted in accordance with the formula:

                                            NxP
                                            ---
                                  C'= C x O + M
                                          -----
                                          O + N

where:

          C'   =    the adjusted Conversion Price.

          C    =    the Conversion Price.

          O    =    the number of shares of Common Stock outstanding on the
                    record date.

          N    =    the number of additional shares of Common Stock offered.

          P    =    the offering price per share of the additional shares of
                    Common Stock.

          M    =    the Current Market Price per share of Common Stock on the
                    record date.

          The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (h) If the Corporation distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Corporation other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any subsidiary of the Corporation, (iii) any other assets of the Corporation or any subsidiary of the Corporation (other than cash), (iv) distributions in cash in excess of three percent (3%) of the net earnings before extraordinary items of the Corporation for the previous fiscal year or (v) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in subparagraph 4(g) above), the Conversion Price shall be adjusted in accordance with the formula:

                                  C'= C x M - F
                                          -----
                                            M

where:

          C'   =    the adjusted Conversion Price.

          C    =    the Conversion Price.

          M    =    the Current Market Price per share of Common Stock on the
                    record date mentioned below.

          F    =    the fair market value on the record date of the capital
                    stock, securities, indebtedness, assets, rights, options or warrants applicable to one share of Common Stock or if the adjustment pursuant to this subparagraph 4(h) is being made in respect of a cash dividend, the total amount of cash to be distributed at such time to holders of Common Stock.
                    The Board of Directors shall determine the fair market value.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          (i) If the Corporation issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                            P
                                  C'= C x O + M
                                          -----
                                            A
where:

          C'   =    the adjusted Conversion Price.

          C    =    the Conversion Price.

          O    =    the number of shares outstanding immediately prior to the
                    issuance of such additional shares.

          P    =    the aggregate consideration received for the issuance of
                    such additional shares.

          M    =    the Current Market Price per share on the date of issuance of such additional shares.

          A    =    the number of shares outstanding immediately after the
                    issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 4(i) does not apply to (i) any transaction or issuance described in subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (ii) the conversion of Class AAA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or the exercise of warrants to purchase Common Stock pursuant to the Supplemental Warrant Agreement, as defined in the Restructuring Agreement, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to subparagraph 4(g) or 4(h) above or subparagraph 4(j) below, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise by covered by this subparagraph 4(i) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 4(j) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (j) If the Corporation issues any options, warrants (other than warrants to purchase Common Stock issued pursuant to the Supplemental Warrant Agreement) or other securities convertible into or exchangeable or exercisable for Common Stock (other than Class AAA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or securities issued in transactions described in subparagraph 4(g) or 4(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities, the Conversion Price shall be adjusted in accordance with the formula:

                                              P
                                              -
                                  C'= C x O + M
                                          -----
                                          O + D

where:

          C'   =    the adjusted Conversion Price.

          C    =    the Conversion Price.

          O    =    the number of shares outstanding immediately prior to the
                    issuance of such securities.

          P    =    the aggregate consideration received for the issuance of
                    such securities.

          M    =    the Current Market Price per share on the date of issuance of such securities.

          D    =    the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This subparagraph 4(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this subparagraph 4(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of subparagraph 4(i) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

          (k) For purposes of any computation respecting consideration received pursuant to subparagraphs 4(i) and 4(j) above, the following shall apply:

               (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors (irrespective of the accounting treatment thereof); and

               (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 4(k)).

          (l) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (m) No adjustment in the Conversion Price need be made under this paragraph 4 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment made under this paragraph 4 reduce the Conversion Price below the par value of the Common Stock ($0.01). If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to subparagraphs 4(g) or 4(h) above and if such distribution is subsequently canceled, the Conversion Price shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to the Conversion Price which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under subparagraphs 4(g) and 4(h) above if the Corporation issues or distributes to each holder of Class AAA Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those subparagraphs which each holder would have been entitled to receive had Class AAA Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

          (n) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Class AAA Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Class AAA Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 4(s) below, the certificate shall be conclusive evidence that the adjustment is correct.

          (o) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Class AAA Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion prices and the period they will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraphs 4(f), 4(g), 4(h), 4(i) and 4(j) above.

          (p) If:

               (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to subparagraph 4(g) or 4(h) above, or clause (iv) of subparagraph 4(f) above;

               (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another entity, and stockholders of the Corporation must approve the transaction; or

               (iii) there is a dissolution or liquidation of the Corporation;

a holder of Class AAA Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph 4(p).

          (q) If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Class AAA Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class AAA Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Class AAA Preferred Stock immediately before the effective date of the transaction. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class AAA Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Class AAA Preferred Stock. If this subparagraph 4(q) applies, subparagraph 4(f) does not apply.

          (r) In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Class AAA Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 4(c) above.

          (s) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Class AAA Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Class AAA Preferred Stock; provided, however, if the Conversion Price as determined by the Board of Directors is more than 110% of the price determined by such investment banking firm, then the costs incurred by such investment banking firm shall be borne by the holders of Class AAA Preferred Stock who challenged such price.

          (t) All shares of Class AAA Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may (subject to any restriction imposed on the Corporation by its Certificate of Incorporation, any certificate of designations of preferred stock, its bylaws or the Stock Purchase Agreement or any documents entered into pursuant thereto) thereafter be reissued as shares of any series of preferred stock other than Class AAA Preferred Stock.

     5.   Voting Rights.

          (a) The holders of record of shares of Class AAA Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 5 or as otherwise provided by law.

          (b) So long as any shares of the Class AAA Preferred Stock remain outstanding, each share of Class AAA Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation. In any vote with respect to which the Class AAA Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Class AAA Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AAA Preferred Stock is convertible based on the Conversion Price of the Class AAA Preferred Stock. Such voting right of the holders of the Class AAA Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

          (c) On any matter on which the holders of Class AAA Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

          (d) Until a Termination Event (or an Adverse Event to the extent provided below), the number of Directors comprising the Board of Directors shall be equal to not more than fifteen (15) and the holders of Class AAA Preferred Stock, voting separately as a single class, shall have the exclusive right to elect three (3) Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to
Section 228 of the Delaware General Corporation Law. Any increases in the size of the Board of Directors above fifteen (15) will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than twenty percent (20%) of the votes of the Board of Directors. A proportionate number (rounded up to the next whole number, but not less than one) of Preferred Stock Directors shall serve on each committee of the Board of Directors (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director shall serve on the board or other governing body of each of the Corporation's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") there has occurred a Payment Default, then the holders of Class AAA Preferred Stock, voting separately as a single class, shall be entitled to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board of Directors and all committees of the Board of Directors, including the Executive Committee ("Additional Preferred Stock Directors"). The size of the Board of Directors and all committees shall be automatically increased in order to effect any such additional Directors. The right of the holders of Class AAA Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as all Payment Defaults have been cured (including any amount in respect of the Prometheus Common Obligation) and the Corporation has paid its dividends currently for four consecutive quarterly periods.

          (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Upon the termination of the right of the holders of Class AAA Preferred Stock to elect Additional Preferred Stock Directors as set forth in subparagraph 5(d) above, any Additional Preferred Stock Directors shall resign. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Class AAA Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Class AAA Preferred Stock, voting separately as a single class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon the occurrence of a Termination Event, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

          (f) At any time when the right to elect Preferred Stock Directors or Additional Preferred Stock Directors provided in subparagraph 5(d) shall have vested in the holders of Class AAA Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class AAA Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Class AAA Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty
(30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class AAA Preferred Stock then outstanding may designate in writing a holder of Class AAA Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class AAA Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Class AAA Preferred Stock to be called pursuant to the provisions of this paragraph and to contact the holders of Class AAA Preferred Stock with respect to matters relating to such meeting. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (g) Intentionally Omitted.

          (h) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Class AAA Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AAA Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any class of any security convertible into any shares ranking junior to the Class AAA Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends, shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Class AAA Preferred Stock;

               (ii) Any authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class AAA Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise;

               (iii) Any increase or decrease (other than by conversion) in the total number of authorized shares of Class AAA Preferred Stock;

               (iv) Any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its material subsidiaries of which it owns fifty percent (50%) or more of the voting power thereof, or any consolidation or merger involving the Corporation or any of such subsidiaries (except mergers between the Corporation's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the Class AAA Preferred Stock then outstanding as provided for herein, make any agreement or become obligated to do so, except pursuant to any Permitted Transaction;

               (v) Any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation; or

               (vi) Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect, on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class AAA Preferred Stock have been paid in cash.

     6.   Financial Statements.

          (a) Until the aggregate remaining investment in the Corporation by Investor (or any single transferee of Investor or related group of transferees) is less than $10,000,000 (a "Termination Event") with the value of such investment to be based on the sum of (x) the greater of the Liquidation Preference of the Class AAA Preferred Stock (plus any accrued and unpaid dividends) and the value of the Common Stock underlying such Class AAA Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock (giving effect to the value of any Prometheus Common Obligation) then held by it based on the Average Trading Price and (z) the value of the warrants then held by it, whether or not required by the rules and regulations of the Commission, the Corporation shall furnish to the holders of Class AAA Preferred Stock (i) all quarterly and annual financial information required to be filed with the Commission on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all current reports required to be filed with the Commission on Form 8-K.

          (b) The Corporation shall, so long as a Termination Event has not occurred, deliver to the holders of Class AAA Preferred Stock, forthwith upon any executive officer of the Corporation becoming aware of any breach under this Certificate of Designations, an Officers' Certificate specifying such breach and what action the Corporation is taking or proposes to take with respect thereto.

     7.   Ranking.

          With regard to rights to receive dividends, and distributions upon liquidation, dissolution or winding up of the Corporation, the Class AAA Preferred Stock shall rank pari passu with any Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designations. The Class AAA Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, and distribution upon liquidation, dissolution or winding up of the Corporation.

     8.   Modification and Waiver.

          The terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Class AAA Preferred Stock then outstanding.

     9.   Exclusion of Other Rights.

          Except as may otherwise be required by law, the shares of Class AAA Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     10.  Headings of Subdivisions.

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     11.  Severability of Provisions.

          If any voting powers, preferences and relative, participating, optional and other special rights of the Class AAA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class AAA Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Class AAA Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class AAA Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class AAA Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     12.  Record Holders.

          The Corporation and the transfer agent for the Class AAA Preferred Stock may deem and treat the record holder of any shares of Class AAA Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

     13.  Notice.

          Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102 Attention:
Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Class AAA Preferred Stock, to such holder at the address of such holder of the Class AAA Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class AAA Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     14.  Redemption.

          (a) Optional Redemption. (i) On or before December 31, 2000, the Class AAA Preferred Stock may be redeemed by the Corporation at the option of the Board of Directors (an "Optional Redemption"), in whole or in part, at any time or from time to time, from any source of funds legally available therefor, at a redemption price equal to (i) an amount in cash equal to the aggregate Liquidation Preference of such Class AAA Preferred Stock plus (ii) an amount in cash equal to the sum of all accumulated and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the Redemption Date) plus (iii) an amount in cash (the "Further Amount") equal to that necessary to cause the holders of any such Class AAA Preferred Stock so redeemed to realize a 20% internal rate of return on an annual basis on such redeemed Class AAA Preferred Stock calculated from the Old Preferred Stock Issue Date; provided that in calculating the internal rate of return the Make-Whole Payment shall be allocated to the first portion (the "First Tranche") of Class AAA Preferred Stock redeemed until such time as the Make-Whole Payment is fully applied to satisfy the 20% internal rate of return (it being understood that dividends payable with respect to the First Tranche, the Second Tranche and/or the Old Preferred Stock shall not be calculated in determining the internal rate of return for the First Tranche) and with respect to additional Class AAA Preferred Stock redeemed after the First Tranche (the "Second Tranche") the Make-Whole

Payment shall not be allocated to such Second Tranche and the dividends paid with respect to the First Tranche and the Second Tranche (including the dividends paid on the Old Preferred Stock) shall be included in calculating the 20% internal rate of return with respect to the Second Tranche (it being understood that all such dividends paid shall be allocated to the Second Tranche on a pro rata basis) (the "Redemption Price").

               (ii) To the extent that any Excess Proceeds (as such term is defined in the Indenture) remain after the consummation of an Asset Sale (as such term is defined in the Indenture), the Corporation shall apply such Excess Proceeds, to first make an Excess Proceeds Offer (as such term is defined in the Indenture), and, thereafter may, at its option, apply any remaining Excess Proceeds to redeem outstanding shares of Class AAA Preferred Stock, it being understood that if the Corporation fails to apply any such remaining Excess Process to redeem outstanding shares of Class AAA Preferred Stock, such Asset Sale shall not constitute a Permitted Transaction. If the Liquidation Preference (plus accrued but unpaid dividends and the Further Amount) of the Class AAA Preferred Stock exceeds the amount of any such remaining Excess Proceeds and the Corporation has opted to redeem Class AAA Preferred Stock with all or a portion of such remaining Excess Proceeds, the Corporation shall redeem the Class AAA Preferred Stock on a pro rata basis.

          (b) Mandatory Redemption. On or before December 31, 2000, in the event of a Change of Control, the Corporation shall redeem (a "Mandatory Redemption"), from any source of funds legally available therefor after the payment of any amounts required by Section 5.16 of the Indenture, all shares of Class AAA Preferred Stock at the Redemption Price.

          (c) Procedures for Redemption. (i) In the case of an Optional Redemption, at least fifteen (15) days and not more than sixty (60) days prior to the date fixed for any redemption of the Class AAA Preferred Stock, and in the case of a Mandatory Redemption, ten days (10) after receiving written notice of a Holder's intention to exercise such Holder's rights set forth in Section 14(b)(i), written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record, in the case of an Optional Redemption, or each Holder who has exercised his right in the case of a Mandatory Redemption, of the record date fixed for such redemption of the Class AAA Preferred Stock at such Holder's address as the same appears on the stock register of the Corporation, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Class AAA Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (A)  the Redemption Price;

          (B) whether all or less than all the outstanding shares of the Class AAA Preferred Stock redeemable thereunder are to be redeemed and the total number of shares of such Class AAA Preferred Stock being redeemed;

          (C) the number of shares of Class AAA Preferred Stock held by the Holder that the Corporation intends to redeem;

          (D)  the date fixed for redemption;

          (E) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Class AAA Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Class AAA Preferred Stock to be redeemed; and

          (F) that dividends on the shares of the Class AAA Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

               (ii) On or before the date fixed for redemption, each holder of Class AAA Preferred Stock shall surrender the certificate or certificates representing such shares of Class AAA Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Class AAA Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and further rights with respect thereto shall cease on the Redemption Date, other than the right to receive the Redemption Price without interest.

               (iv) In the event of a redemption pursuant to Section 14(a) hereof, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of such Class AAA Preferred Stock.

          (d) Redemption Default Penalty. In the event that the Corporation fails to redeem the shares of the Class AAA Preferred Stock as required by
Section 14(b) or does not apply remaining Excess Proceeds to redeem Class AAA Preferred Stock as contemplated by Section 14(a)(ii), the Dividend Rate on the Class AAA Preferred Stock shall increase by two percent per quarter for each and every quarter until in the case of Section 14(b) all shares of the Class AAA Preferred Stock are redeemed and in the case of Section 14(a)(ii) until an amount equal to such remaining Excess Proceeds is used to redeem Class AAA Preferred Stock.

          (e) Assignment of Redemption Rights. The Corporation shall be permitted to assign its rights of redemption with respect to the Class AAA Preferred Stock hereunder to a subsidiary of the Corporation provided that the Corporation shall remain obligated with respect to such redemption rights.

     15.  Covenants of the Corporation.

          To the extent that during any twelve-month fiscal period the Corporation shall not have used at least 80% of the net increase in funds available for Restricted Payments generated during such twelve-month fiscal period to pay dividends on and redeem the Class AAA Preferred Stock at the Redemption Price, then in such event, and for so long as this covenant has not been satisfied, the Dividend Rate shall be increased by two percent per quarter; provided that in no event shall the Corporation be required to pay an amount greater than the total amount of Restricted Payments permitted by the Indenture as a result of any such increase.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by ______________________, its __________________, and attested by
_________________, its ________________, this ____ day of December, 1998.

                                          THE FORTRESS GROUP, INC.



                                          By:___________________________________
                                             Name:
                                             Title:


ATTEST:



By:___________________________________
   Name:
   Title:   Secretary

                                                                       EXHIBIT B



            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                 by and between


                            THE FORTRESS GROUP, INC.


                                       and


                           PROMETHEUS HOMEBUILDERS LLC


                                   Dated as of


                                January __, 1999

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.    DEFINITIONS.......................................................     1

2.    DEMAND REGISTRATIONS..............................................     4

      (a) Timing of Demand Registrations................................     4
      (b) Number of Demand Registrations................................     4
      (c) Required Thresholds...........................................     4
      (d) Participation.................................................     5
      (e) Underwriter's Cutback.........................................     5
      (f) Managing Underwriter..........................................     5
      (g) Black-Out Periods of Investor.................................     5

3.    PIGGYBACK REGISTRATIONS...........................................     6

      (a) Participation.................................................     6
      (b) Underwriter's Cutback.........................................     6
      (c) Company Control...............................................     6

4.    HOLD-BACK AGREEMENTS..............................................     7

      (a) By Holders of Registrable Securities..........................     7
      (b) By the Company and Others.....................................     7

5.    REGISTRATION PROCEDURES...........................................     7


6.    REGISTRATION EXPENSES.............................................    11

      (a) Demand Registrations..........................................    11
      (b) Piggyback Registrations.......................................    11
      (c) Company Expenses..............................................    12

7.    INDEMNIFICATION...................................................    12

      (a) Indemnification by Company....................................    12
      (b) Indemnification Procedures....................................    12
      (c) Indemnification by Holder of Registrable Securities...........    13
      (d) Contribution..................................................    14

8.    EXCHANGE ACT REPORTING REQUIREMENTS...............................    15


9.    REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS..........    15


10.   SUSPENSION OF SALES................................................   15


11.   FUTURE REGISTRATION RIGHTS AGREEMENTS..............................   16


12.   MISCELLANEOUS......................................................   16

      (a) Remedies......................................................    16
      (b) No Inconsistent Agreements....................................    17

                                                                           PAGE
                                                                           ----
      (c) Amendments and Waivers........................................    17
      (d) Notices.......................................................    17
      (e) Successors and Assigns........................................    18
      (f) Counterparts..................................................    18
      (g) Table of Contents and Headings................................    18
      (h) Governing Law.................................................    18
      (i) Severability..................................................    18
      (j) Forms.........................................................    19
      (k) Entire Agreement..............................................    19


            This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of January __, 1999, by and between The Fortress Group, Inc., a Delaware corporation (the "COMPANY") and Prometheus Homebuilders LLC (the "INVESTOR").

            WHEREAS, on September 30, 1997, the Company and the Investor entered into that certain registration rights agreement (the "ORIGINAL REGISTRATION RIGHTS AGREEMENT").

            WHEREAS, on March 6, 1998, the Company and the Investor entered into an amended and restated Registration Rights Agreement (the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT").

            WHEREAS, in order to induce the Investor to enter into that certain Restructuring Agreement, dated as of December 31, 1998 (the "RESTRUCTURING AGREEMENT"), the Company has agreed to further amend and restate the Amended and Restated Registration Rights Agreement as set forth in this Agreement. The execution of this Agreement is a condition of the Restructuring Agreement.

            NOW, THEREFORE The parties hereby agree as follows:

1.    Definitions.

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            Board:  The Board of Directors of the Company.

            Claim: Any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

            Common Stock: The common stock, par value $0.01 per share, of the Company.

            Demand Registration:  A registration pursuant to Section 2 hereof.

            Equity Security: Any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

            Exchange Act:  The Securities Exchange Act of 1934, as amended.

            Firm Commitment Underwritten Offering: An offering in which the underwriters agree to purchase securities for distribution pursuant to a registration statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

            Holder: The beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner. A Holder of Preferred Stock shall be deemed to be the Holder of the Common Stock into which such Preferred Stock could be converted. A Holder of a Warrant shall be deemed to be the Holder of the Common Stock for which such Warrant could be exercised.

            Indemnified Holder: Any Holder of Registrable Securities, any officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

            Misstatement: An untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

            Person: A natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

            Piggyback Registration: A registration pursuant to Section 3 hereof.

            Preferred Stock: The Class AAA Convertible Redeemable Preferred Stock of the Company being issued and sold pursuant to the Restructuring Agreement.

            Prometheus Common: The 898,845 shares of Common Stock acquired by the Purchaser pursuant to the Stock Purchase Agreement, dated as of February 19, 1998.

            Prospectus: The prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

            Registration:  A Demand Registration or a Piggyback Registration.

            Registration Expenses: The out-of-pocket expenses of a Registration, including:

                  (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

                  (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                  (3) printing, messenger, telephone and delivery expenses;

                  (4) fees and disbursements of counsel for the Company and of not more than one firm of attorneys for the sellers of the Registrable Securities;

                  (5) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and "cold comfort" letters incident to such registration);

                  (6) fees and disbursements of underwriters (excluding discounts, commissions, fees or expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities);

                  (7) premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters or selling holders of Registrable Securities so require; and

                  (8) fees and expenses of any other Persons retained by the Company.

            Registration Statement: Any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

            Registrable Securities: (a) The shares of the Preferred Stock, whether or not owned by the Investor, (b) the shares of Prometheus Common, (c) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, whether or not owned by the Investor, (d) the shares of Common Stock issued or issuable upon exercise of any Warrants, whether or not owned by the Investor, and (e) any securities issued or issuable with respect to the Prometheus Common by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization whether or not owned by the Investor; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

            Securities Act: The Securities Act of 1933, amended.

            SEC: The Securities and Exchange Commission.

            Transfer Restricted Security: A security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until
(i) all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed and (ii) the Holder of such security has received at Company expense an opinion of counsel to the Company (which counsel and opinion are reasonably satisfactory to such Holder), to the effect that such shares in such Holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or such Holder has waived receipt of such opinion).

            Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for distribution to the public.

            Warrants: The warrants to purchase Common Stock issued pursuant to that certain Supplemental Warrant Agreement, dated as of the date hereof, by and between the Company and the Investor.

2. Demand Registrations.

      (a) Timing of Demand Registrations.

            Holders of Registrable Securities constituting at least twenty percent (20%) of the Registrable Securities then outstanding may request at any time that the Company file a registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) covering the shares of Registrable Securities that are the subject of such request.

      (b) Number of Demand Registrations.

            The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2: (i) no more than two Registration Statements in any two-year period and (ii) no more than three Registration Statements in total; provided, however, that a Registration Statement shall not be counted as one of the three Demand Registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 5(a).

      (c) Required Thresholds.

            The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement on Form S-1 unless the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $5 million. Nor shall the Company be obligated to prepare, file and cause to become effective such Registration Statement upon a demand made by less than 50% of the Holders of the Registrable Securities then outstanding if such demand is made less than 90 days after the effective date of the Company's most recent registration statement for shares of Common Stock (other than a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto).

      (d) Participation.

            The Company shall promptly give written notice to all Holders of Registrable Securities upon receipt of a request for a Demand Registration pursuant to Section 2(a) above. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given.

      (e) Underwriter's Cutback.

            If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders.

            Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

            The Company and, subject to the requirements of Section 11 hereof, other Holders of securities of the Company may include such securities in such Registration if, but only if, the managing underwriter concludes that such inclusion will not interfere with the successful marketing of all the Registrable Securities requested to be included in such registration.

      (f) Managing Underwriter.

            The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration.

      (g) Black-Out Periods of Investor.

            Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable once per Demand Registration to require the Investor not to sell under a Demand Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

3. Piggyback Registrations.

      (a) Participation.

            Each time the Company decides to file a registration statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Holders of Registrable Securities. The Company shall include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given. If the registration statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

      (b) Underwriter's Cutback.

            Subject to the requirements of Section 11 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares of Registrable Securities to be included in a Demand Registration in accordance with Section 2 hereof) shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (1) first, the shares of Registrable Securities requested to be included, and (2) second, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

            All shares so excluded from the underwritten public offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

      (c) Company Control.

            The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

4. Hold-Back Agreements.

      (a) By Holders of Registrable Securities.

            Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 75 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

      (b) By the Company and Others.

            The Company agrees:

                  (i) not to effect any public or private sale or distribution of its Equity Securities during the 30-day period prior to, and during the 75-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

                  (ii) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including, without limitation, a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

5. Registration Procedures.

            If and whenever the Company is required to register Registrable Securities in a Demand Registration or a Piggyback Registration, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

            (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing:

                  (i) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                  (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                  (iv) if at any time the representations and warranties of the Company contemplated by clause (i) of paragraph (o) below cease to be accurate in all material respects,

                  (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                  (vi) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

            (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

            (e) if requested by the managing underwriter or a Holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement or post-effective amendment such information as the managing underwriter and the

Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

            (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request;

            (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (h) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus);

            (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as such selling Holders or underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

            (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (l) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

            (m) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange or authorized for quotation on NASDAQ or in the National Market System, if requested by the Holders of a majority of such Registrable Securities or the managing underwriter, if any;

            (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

            (o) enter into such agreements (including an underwriting agreement) and do anything else necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                  (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to underwriters in primary underwritten offerings and such other matters as may be reasonably requested by such Holders or underwriters;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings;

                  (iv) if an underwriting agreement is entered into, cause the same to include the indemnification and contribution provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require); and

                  (v) deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriter, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Securities being sold;

            (p) make available for inspection by representatives of the Holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

            (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

6. Registration Expenses.

      (a) Demand Registrations.

            The Company shall bear all Registration Expenses incurred in connection with the first two of the three Demand Registrations and of any Registrations which do not become or are not maintained effective in accordance with the requirements specified in Section 5(a) other than any Registration terminated prior to effectiveness at the request of, or solely as a result of the actions of holders whose Registrable Securities are included in such registration. The Registration Expenses of the third Demand Registration incurred by the Investor or any other holder whose Registrable Securities are included in such Demand Registration shall be split proportionally between the Investor, any such holder and the Company.

      (b) Piggyback Registrations.

            The Company shall bear all Registration Expenses incurred in connection with all Piggyback Registrations.

      (c) Company Expenses.

            The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

7. Indemnification.

      (a) Indemnification by Company.

            The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

            The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.

            In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

            The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

      (b) Indemnification Procedures.

            If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses.

            Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company.

            If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

            The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

      (c) Indemnification by Holder of Registrable Securities.

            Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder of Registrable Securities be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the

Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 7(a) and 7(b) above.

            The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

      (d) Contribution.

            If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 7(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

            The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            Notwithstanding the provisions of this Section 7(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. Exchange Act Reporting Requirements.

            From and after the date hereof, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

            From and after the date hereof, the Company shall forthwith upon request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

            The purpose of the foregoing requirements are (x) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Securities Act (or any successor provision) and (y) to qualify the Company for the use of registration statements on Form S-3.

9. Requirements for Participation in Underwritten Offerings.

            No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Suspension of Sales.

            Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 5(1) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

11. Future Registration Rights Agreements.

            Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree after the date hereof to register any Equity Securities under the Securities Act unless such agreement specifically provides that:

            (a) the Holder of such Equity Securities may not participate in any Demand Registration without the consent of the Holders of a majority of the shares of the Registrable Securities included in such registration unless:

                  (i) the offering of the Registrable Securities is to be a Firm Commitment Underwritten Offering and the managing underwriter concludes that the public offering or sale of such Equity Securities would not interfere with the successful marketing of all Registrable Securities requested to be sold and

                  (ii) the Holders of Registrable Securities shall have the right to participate, to the extent they may request, in any registration statement initiated under a demand registration right exercised by the Holder of such Equity Securities, except that if the managing underwriter of a public offering made pursuant to such a demand registration limits the number of shares of Common Stock to be sold, the participation of the Holders of the Registrable Securities and the Holders of all other Common Stock (other than the Equity Securities held by such Holder of Equity Securities) shall be determined as set forth in Section 3 hereof.

            (b) the Holder of such Equity Securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of shares to be sold, the Holders of such Equity Securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution based on the order of priority set forth in Section 3 hereof, and

            (c) all Equity Securities excluded from any Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed at least 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering of Registrable Securities registered pursuant to this Agreement.

12. Miscellaneous.

      (a) Remedies.

            Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Restructuring Agreement and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements.

            The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

            Other than as disclosed on Schedule I attached hereto, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements, except as noted on Schedule I.

      (c) Amendments and Waivers.

            The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the outstanding shares of Registrable Securities. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of shares of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of shares of Registrable Securities may be given by the Holders of a majority of the shares of Registrable Securities being sold.

      (d) Notices.

            All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions hereof, which address initially is, with respect to the Investor, the address set forth in the Restructuring Agreement, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: R. Ronald Hopkinson, Esq.; and

                  (ii) if to the Company, initially at its address set forth in the Restructuring Agreement and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Arent Fox Kintner Plotkin & Kahn, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, Attention: Jeffrey E. Jordan, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registrable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

      (e) Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party shall be permitted to assign any of its rights hereunder to any third party without the prior written consent of the other parties, except that the Investor may, without such consent, assign its rights hereunder, in whole or in part, to one or more affiliates of the Investor or any transferee or assignee or group of transferees or assignees of any of the Registrable Securities provided that such person agrees to be bound by this Agreement.

      (f) Counterparts.

            This Agreement may be executed in one or more of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

      (g) Table of Contents and Headings.

            The table of contents and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      (h) Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (i) Severability.

            In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (j) Forms.

            All references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

      (k) Entire Agreement.

            This Agreement and the Restructuring Agreement are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Restructuring Agreement. This Agreement and the

Restructuring Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            THE FORTRESS GROUP, INC.


                            By:_______________________________________
                               Name:
                               Title:


                            PROMETHEUS HOMEBUILDERS LLC


                                by:  LF Strategic Realty Investors II L.P.,
                                     a managing member

                                by: Lazard Freres Real Estate Investors L.L.C., its general partner

                            By:_______________________________________
                               Name:
                               Title:

                                   SCHEDULE 1
                        TO REGISTRATION RIGHTS AGREEMENT

1. Agreement and Plan of Reorganization dated as of March 11, 1996, as amended, by an among the Company, Buffington Acquisition, Inc., Buffington Holdings, Inc. and the Stockholders named therein.

2. Amended and Restated Agreement and Plan of Reorganization dated as of March 11, 1996, as amended, by and among the Company, Christopher Acquisition, Inc., Christopher Homes, Custom Homes Division, Inc. and the Stockholders named therein.

3. Amended and Restated Agreement and Plan of Reorganization dated as of March 11, 1996, as amended, by and among the Company, Genesee Acquisition, Inc., The Genesee Company, The Genesee Company/Castle Pines, Ltd., The Genesee Company of Michigan, Ltd., Genesee Development Company and the Stockholders named therein.

4. Amended and Restated Agreement and Plan of Reorganization dated as March 11, 1996, as amended, by and among the Company, Sunstar Acquisition, Inc., Solaris Development Corporation and the Stockholders named therein.

5. Asset Purchase Agreement dated August 31, 1996 by and among the Company, Fortress Acquisition, Inc., Landmark Homes, Inc., B. Rex Stephens, and Bobby W. Harrelson.

6. Asset Purchase Agreement dated February 28, 1997 by and among the Company, Fortress-Florida, Inc., DW Hutson Construction, Inc. and David Hutson.

7. Purchase Agreement dated as of August 18, 1997 by and among the Company, Fortress Galloway, Inc., Don Galloway Homes, Inc., Don Galloway Land, LLC, Galloway Limited Partnership, Thornblade, LLC and Don A. Galloway.

                                                                       EXHIBIT C



               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                  by and among

                            THE FORTRESS GROUP, INC.,

                           PROMETHEUS HOMEBUILDERS LLC

                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                                   dated as of

                                January __, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS..................................................      1
  SECTION 1.1. DEFINED TERMS............................................      1

ARTICLE II. BOARD.......................................................      5
  SECTION 2.1. MEMBERS OF THE BOARD.....................................      5

ARTICLE III. COVENANTS..................................................      6
  SECTION 3.1. OPERATING STATEMENTS; PUBLIC COMPANY STATUS..............      6
  SECTION 3.2. CONDUCT OF BUSINESS......................................      7

ARTICLE IV. PARTICIPATION RIGHTS........................................      10
  SECTION 4.1...........................................................      10

ARTICLE V. TAG-ALONG RIGHTS.............................................      12
  SECTION 5.1. TAG-ALONG RIGHTS.........................................      12

ARTICLE VI. MISCELLANEOUS...............................................      14
  SECTION 6.1. COUNTERPARTS.............................................      14
  SECTION 6.2. GOVERNING LAW............................................      14
  SECTION 6.3. EXPENSES.................................................      14
  SECTION 6.4. NOTICES..................................................      14
  SECTION 6.5.  SUCCESSORS AND ASSIGNS..................................      15
  SECTION 6.6. HEADINGS.................................................      15
  SECTION 6.7. AMENDMENTS AND WAIVERS...................................      16
  SECTION 6.8. INTERPRETATION, ABSENCE OF PRESUMPTION...................      15
  SECTION 6.9. SEVERABILITY.............................................      16
  SECTION 6.10. FURTHER ASSURANCES......................................      16
  SECTION 6.11. SPECIFIC PERFORMANCE....................................      17
  SECTION 6.12. CONFIDENTIALITY.........................................      17

            SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of January __, 1999, is made by and among Prometheus Homebuilders LLC (the "Purchaser"), The Fortress Group, Inc., a Delaware corporation (the "Company") and the stockholders named herein (the "Stockholders"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).

                                     RECITAL

            WHEREAS, on September 30, 1997, the Purchaser, the Company and the Stockholders entered into that certain stockholders agreement (the "ORIGINAL STOCKHOLDERS AGREEMENT").

            WHEREAS, on March 6, 1998, the Purchaser, the Company and the Stockholders entered into that amended and restated stockholders agreement (the "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT").

            WHEREAS, the Company, and the Purchaser have entered into that certain Restructuring Agreement, dated as of December 31, 1998 (the "RESTRUCTURING AGREEMENT").

            WHEREAS, it is a condition to the transactions contemplated by the Restructuring Agreement and the parties believe it to be in their best interests that they further amend and restate the Amended and Restated Stockholders Agreement as set forth herein and provide for certain rights and restrictions with respect to the investment by the Purchaser in the Company and the corporate governance of the Company; and

            WHEREAS, the Company and the Purchaser believe that it is in the best interest of the Company to effect the restructuring contemplated by the Restructuring Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

            "Additional Preferred Stock Directors" shall have the meaning set forth in Section 2.1(a).

            "Adverse Event" shall have the meaning set forth in Section 2.1(a).

            "Affiliate" shall mean any entity controlling, controlled by or under common control with the Company. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Commission under the Securities Act.

            "Agreement" shall have the meaning set forth in the first paragraph hereof.

            "Average Trading Price" means the average of the closing prices of the Common Stock over the 30 day period prior to any date of determination.

            "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that for the purposes of Section
5.1 the Purchaser shall be deemed to own that number of shares of Common Stock that it actually Beneficially Owns at any given date plus the number of shares of Common Stock which the Supplemental Warrants are exercisable for, based on the Issue Price (as defined in the Supplemental Warrant Agreement) of such Supplemental Warrants in effect on the relevant date plus the number of shares of Common Stock into which the Class AAA Preferred Stock is convertible, based on the Conversion Price (as defined in the Class AAA Preferred Stock Certificates of Designations) of such Class AAA Preferred Stock in effect on the relevant date.

            "Board" shall mean the board of directors of the Company.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, New York.

            "Class AAA Preferred Stock" shall mean the Class AAA Convertible Redeemable Preferred Stock of the Company, $0.01 par value per share.

            "Class AAA Preferred Stock Certificate of Designations" shall mean the Certificate of Designations of the Class AAA Preferred Stock.

            "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

            "Company" shall have the meaning set forth in the first paragraph hereof.

            "Conversion Event" shall have the meaning set forth in Section
2.1(d).

            "Director" shall mean a member of the Board.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Executive Committee" shall mean the five-member executive committee of the Board which shall have the powers set forth in Section 3.2(b).

            "Executive Equity Plan" shall have the meaning set forth in Section 3.2(e).

            "Exercise Notice" shall have the meaning set forth in Section
4.1(b).

            "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

            "Liquidation Preference" shall mean $1,000.00 per share.

            "Payment Default" shall have the meaning given such term in the Class AAA Preferred Stock Certificate of Designations.

            "Participation Notice" shall have the meaning set forth in Section 4.1(b).

            "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Entity.

            "Preferred Stock Director" shall have the meaning set forth in
Section 2.1(a).

            "Purchaser" shall have the meaning set forth in the first paragraph hereof.

            "Purchaser Nominees" shall mean the designees to the Board by Purchaser (or its assignee), with the number, committee representation and subsidiary and affiliate representation of such Purchaser Nominees being equal to the number of Preferred Stock Directors (as if such Class AAA Preferred Stock remained outstanding) that would be entitled to sit on the Board or on the board of any subsidiary or affiliate of the Company and any committee of the Board pursuant to Section 2.1(a).

            "Quoted Price" The term "Quoted Price," with respect to the Common Stock, shall mean the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Class AAA Preferred Stock, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of Class AAA Preferred Stock and shall be made in good faith and be conclusive absent manifest error.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Securities Filings" shall have the meaning set forth in Section 3.1(a)(iii).

            "Selling Shareholder" shall mean the Stockholders.

            "Stockholders" shall have the meaning set forth in the first paragraph hereof.

            "Stock Purchase Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement, dated as of February 19, 1998, between the Company and the Purchaser.

            "Supplemental Warrants" shall mean the Warrants to purchase Common Stock issued pursuant to that certain Supplemental Warrant Agreement, dated the date hereof, between the Company and the Purchaser.

            "Tag-Along Notice" shall have the meaning set forth in Section
5.1(a).

            "Tag-Along Rights" shall have the meaning set forth in Section
5.1(a).

            "Termination Event" shall mean on and after the date hereof, the date on which the aggregate remaining investment or commitment to invest in the Company by Purchaser (or any transferee or assignee of the Purchaser or group of transferees or assignees) is less than $10,000,000 with the value of such investment to be based on the sum of (x) the Liquidation Preference of the Class AAA Preferred Stock (plus any accrued and unpaid dividends) and the value of the Common Stock underlying such Class AAA Preferred Stock (as measured by the Conversion Price) then held by it, (y) the value of the Common Stock (giving effect to the value of the Prometheus Common Obligation (as defined in the Restructuring Agreement)) then held by it based on the Average Trading Price and
(z) the value of the warrants then held by it whether or not required by the rules and regulations of the Commission.

            "Test Date" shall have the meaning set forth in Section 2.1(a).

            "Third Party" shall have the meaning set forth in Section 5.1(a).

            "Third Party Terms" shall have the meaning set forth in Section 5.1(a).

            "Transfer" shall mean sell, transfer, assign, pledge, hypothecate or in any way alienate.

                                   ARTICLE II.
                                     BOARD

            Section 2.1. Members of the Board. (a) Until a Termination Event (or an Adverse Event to the extent provided below), the Company and the Stockholders shall take all action necessary to cause: (i) the number of Directors comprising the Board to be equal to not more than fifteen (15) (subject to increase in the case of an Adverse Event, as provided below), (ii) the holders of Class AAA Preferred Stock, voting separately as a single class, as set forth in the Class AAA Preferred Stock Certificates of Designations, to have the exclusive right to elect a minimum of three (3) Directors (each such Director, a "Preferred Stock Director"), (iii) any increases in the size of the Board above fifteen (15) to result in an increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20 percent (20%) of the votes exercisable by the Board, and (iv) at least a proportionate number (rounded up to the next whole number) of Preferred Stock Directors to serve on each committee of the Board (provided that with respect to the Executive Committee, the Executive Committee shall consist of five members, of which two members shall be Preferred Stock Directors), and at least one Preferred Stock Director to serve on the board or other governing body of each of the Company's subsidiaries and affiliates, other than operational home building companies. In the event (an "Adverse Event") that a Payment Default shall have occurred then the Company and the Stockholders shall take all action necessary to cause: (i) the holders of Class AAA Preferred Stock voting separately as a single class, to elect Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee ("Additional Preferred Stock Directors") and (ii) the size of the Board and all committees to be automatically increased in order to effect any such additional Directors. The right of the holders of Class AAA Preferred Stock to elect Additional Preferred Stock Directors shall continue until such time as all Payment Defaults have been cured (including any amounts in respect of the Prometheus Common Obligation) and the Company has paid its dividends currently for four consecutive quarterly periods.

            (b) In the event that all the shares of the Class AAA Preferred Stock shall have been converted into Common Stock prior to the occurrence of a Termination Event (a "Conversion Event"), the Company will support the nomination of and the election of Purchaser Nominees, and each Stockholder shall vote all of its shares to elect such Purchaser Nominees, such that Purchaser shall have the same right to elect Directors as set forth in paragraph (a) above, including rights to appoint Directors to committees and subsidiaries as set forth in paragraph (a) above, as if Purchaser still owned all of the Class AAA Preferred Stock, and the Company and the Stockholders will exercise all authority under applicable law to cause such Purchaser Nominees to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall use its best efforts to solicit from the stockholders of the Company (other than the Purchaser) eligible to vote in the election of Directors provided in favor of each Purchaser Nominee.

            (c) If a Director has been designated by Purchaser and Purchaser requests that such Director be removed (with or without cause) then such Director shall be removed with or without cause, and each Stockholder hereby agrees to vote all shares of Common Stock owned or held of record to effect such removal.

            (d) Nothing in this Agreement shall prevent Purchaser or any of its transferees or assignees from voting securities owned by them in their sole and absolute discretion, including voting securities to elect additional directors to the Board in excess of the Directors which Purchaser is entitled to elect pursuant to the terms of this Agreement.

                                  ARTICLE III.
                                    COVENANTS


            Section 3.1. Operating Statements; Public Company Status.

            (a) From and after the date of this Agreement until the Termination Event, if any, the Company will:

            (i) deliver to the Purchaser, as soon as practicable after the end of each month or other reporting period, operating and financial statements and management reports (x) of the Company, and (y) of each Subsidiary not consolidated with the Company, each as, at and for the end of such month or other reporting period, and such other statements or reports as are reasonably requested by Purchaser, all in such form as shall reasonably be required by Purchaser;

            (ii) deliver to Purchaser copies of all other information distributed by the Company to the Board;

            (iii) deliver to the Purchaser, as promptly as practicable following filing, a copy of each report, schedule or other document filed by the Company pursuant to the requirements of any federal or state securities laws (collectively, the "Securities Filings"); and

            (iv) continue to comply in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

            (b) Until a Termination Event, the Company will afford the Purchaser a reasonable opportunity to review any Securities Filing, any other filing with a Governmental Entity and any press release or similar public announcement to be issued, released or made by the Company or any of its Affiliates (including, without limitation, any oral announcement) which refers to, describes or mentions the Purchaser or any of its Affiliates at least three (3) Business Days prior to the time that such filing is filed with or sent to the applicable Governmental Entity or such release or announcement is disseminated.

            Section 3.2. Conduct of Business. (a) Notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company shall not, and shall not permit any of its subsidiaries without either (A) the affirmative vote of over eighty-one percent (81%) of the entire Directors ("Supermajority Director Approval") or (B) the affirmative vote of over eighty-one percent (81%) of the members of the entire Executive Committee ("Supermajority Executive Committee Approval") to:

                  (i) purchase, sell, license, assign, transfer, convey or
            otherwise acquire or dispose of any assets, securities, or businesses, except pursuant to any Permitted Transaction (as defined in the Class AAA Preferred Stock Certificate of Designations), and except for any transaction that is provided for in the annual budget or is in the ordinary course of business and does not involve (i) the acquisition or disposition of homebuilding operations or any homebuilding company or entity or (ii) land acquisitions with a value in excess of $100,000 for any transaction or group of related transactions or with an aggregate value in excess of $5,000,000 in any twelve (12) month period;

                  (ii) directly or indirectly incur, refinance, repay, prepay, create, assume, guarantee or otherwise become liable with respect to any liabilities with an aggregate face amount in excess of $1,000,000 in the aggregate, other than in accordance with existing credit facilities and renewals thereof on substantially the same terms, except for secured debt incurred in the aggregate by the Company's Subsidiaries in an amount not to exceed $10.0 million;

                  (iii) enter into any transaction after the date hereof or
            materially amend any transaction in effect on the date hereof, with any Affiliate of the Company (other than between the Company and its Subsidiaries or between its Subsidiaries);

                  (iv) split (including any reverse split), combine, or
            reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

                  (v) engage in any new development or redevelopment of any real property for an amount in excess of $100,000, whether in a single transaction or a series of related transactions (provided that it is contemplated that such authority will be delegated to the Company's acquisitions committee on guidelines approved by the Executive Committee);

                  (vi) incur any capital expenditure for an amount, outside of the approved annual budget, in excess of $250,000 per occurrence or $500,000 in the aggregate, whether in a single transaction or a series of related transactions or waive, release, grant or transfer any rights of value in respect thereof or enter into any agreement or arrangement that could adversely affect the marketability of any real estate of the Company or any of its subsidiaries;

                  (vii) enter into any employment agreement with any employee involving payments in excess of $150,000 per annum or with any director or executive officer of the Company or any of its Subsidiaries or enter into or materially change any Benefit Arrangement unless approved in the annual operating budget for the Company or within the guidelines approved by the Executive Committee;

                  (viii) enter into any new line of business other than the
            business engaged in by the Company and its Subsidiaries on the date hereof, cease to be engaged in any material line of business engaged in by the Company and its Subsidiaries on the date hereof or materially change the nature of the business engaged in by any of them on the date hereof;

                  (ix) approve the annual operating budget of the Company for any year after 1997;

                  (x) amend or take actions materially inconsistent with the approved annual operating budget for 1997 or any subsequent year;

                  (xi) make any general assignment for the benefit of creditors;

                  (xii) file any petition seeking relief, or consent to the
            institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

                  (xiii) institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any Person (A) involving payments for damages and penalties in excess of $75,000 or (B) otherwise material to the Company and its subsidiaries taken as a whole;

                  (xiv) engage, retain, pay or agree to pay the fees or expenses of any third party consultants or advisors (other than advisors retained in the ordinary course of business), to the extent that such fees and expenses exceed two hundred and fifty thousand dollars ($250,000) in the aggregate;

                  (xv) appoint, ratify or replace the independent accountants, change any accounting policy or practice other than as mandated by generally accepted accounting principles then in effect; or change any significant tax methods, practices, procedures or policies;

                  (xvi) enter into or amend any joint venture, partnership or profit sharing agreement or arrangement unless approved by the Company's acquisitions committee in accordance with the standards set by the Executive Committee;

                  (xvii) amend to the Company's or any Subsidiary's certificate of incorporation or bylaws; or

                  (xviii) declare or pay any dividend or make any other
            distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Class AAA Preferred Stock and the Existing Preferred Stock as required pursuant to the terms of the Class AAA Preferred Stock and the Class AAA Preferred Stock Certificates of Designations;

                  (xix) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Class AAA Preferred Stock or the Existing Preferred Stock or upon exercise of the Supplemental Warrants) or other securities other than as contemplated herein or pursuant to stock options issued and outstanding as of the date hereof or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

                  (xx) agree to do any of the foregoing.

            (b) The Board shall keep in full force and effect an Executive Committee, which shall retain the delegated authority to the maximum extent permitted by law to approve any matter permissible under law for authorization by an Executive Committee, including the matters set forth in Section 3.2(a).

            (c) The bylaws of the Company shall at all times provide that a majority of the number of directors then in office shall constitute a quorum for the Board and Executive Committee, respectively.

            (d) Prior to a Termination Event, Purchaser may elect to terminate all or a portion of the voting provisions of this Agreement, such that except as otherwise required by law, actions requiring Supermajority Director Approval or Supermajority Executive Committee Approval will require only majority approval, and the Company and each Stockholder agree to take all such action as may be necessary to give effect to such termination, including amending this Agreement and the bylaws and certificates of incorporation of the Company and its subsidiaries. Upon the occurrence of a Termination Event, Purchaser shall deliver a notice to the Company electing to have Sections (A) and (B) of Article II of the Certificate of Incorporation of the Company to be of no further force and effect in accordance with Section (C) thereof.

            (e) Each of the Stockholders hereby constitutes and appoints the Purchaser, with full power of substitution, as the proxy of the Stockholders and hereby authorizes the Purchaser to represent and to vote all of the shares of capital stock of the Company held by them in favor of the approval of all transactions that are necessary to give effect to the terms of this Agreement to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company pursuant to this Agreement and as such is coupled with an interest and shall be irrevocable unless and until a Termination Event occurs. Each Stockholder hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until a Termination Event occurs, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote or grant any proxy or give instructions with respect to the voting of any of the Shares.

                                   ARTICLE IV.
                              PARTICIPATION RIGHTS

            Section 4.1. (a) Right to Participate. From and after the date hereof until a Termination Event, if any, the Purchaser shall be entitled to a participation right to purchase or subscribe for up to that number of additional shares of capital stock (including as "capital stock" for purposes of this Section 4.1, any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of the Company or any Subsidiary (and all references in this Section 4.1 to capital stock shall, as appropriate, be deemed to be references to any such securities), and also including additional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock, as if the price at which such additional shares of capital stock is issued pursuant to any such conversion, exchange or redemption were the market price on the date of such issuance) to be issued or sold by the Company which represents the same proportion of the total number of shares of capital stock to be issued or sold by the Company (including the shares of capital stock to be issued to the Purchaser upon exercise of its participation rights hereunder; it being understood and agreed that the Company will accordingly be required to either increase the number of shares of capital stock to be issued or sold so that the Purchaser may purchase additional shares to maintain its proportionate interest, or to reduce the number of shares of capital stock to be issued or sold to Persons other than the Purchaser) as is represented by the number of shares of Common Stock owned by the Purchaser or for which the Purchaser may exercise the Supplemental Warrants or into which the Purchaser has the right to convert prior to such sale or issuance, in each case at the respective exercise rates or conversion prices in effect at the relevant time (and including for this purpose any shares of Supplemental Warrants to be acquired pursuant to the Restructuring Agreement, but not yet issued), relative to the number of shares of Common Stock outstanding prior to such sale or issuance (and including for this purpose any shares of Supplemental Warrants to be acquired pursuant to the Restructuring Agreement, but not yet issued); provided, however, that the provisions of this Section 4.1 shall not apply to (i) the conversion of the Class AAA Preferred Stock or the exercise of Supplemental Warrants, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to the Class AAA Preferred Stock Certificates of Designations and (ii) Common Stock issued to the Corporation's employees under to the

Executive Equity Plan and other bona fide employee benefit plans adopted by the Board and approved by the holders of Common Stock when required by law (but only to the extent that the aggregate number of shares excluded thereby and issued after the date hereof pursuant to such other benefit plans shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

            (b) Notice. In the event the Company proposes to issue or sell any shares of capital stock in a transaction giving rise to the participation rights provided for in this Section, the Company shall send a written notice (the "Participation Notice") to the Purchaser setting forth the number of shares of such capital stock of the Company that the Company proposes to sell or issue, the price (before any commission or discount) at which such shares are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and all other relevant information as to such proposed transaction as may be necessary for the Purchaser to determine whether or not to exercise the rights granted in this Section. At any time within 20 days after its receipt of the Participation Notice, the Purchaser may exercise its participation rights to purchase or subscribe for shares of such shares of capital stock, as provided for in this Section, by so informing the Company in writing (an "Exercise Notice"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that the Purchaser elects to purchase.

            (c) Terms of Sale. The purchase or subscription by the Purchaser or an Affiliate thereof, as the case may be, pursuant to this Section shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Investor to make such purchase or subscription shall be net of payment of any underwriting, placement agent or similar fee associated with such purchase or subscription), which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice (which standard shall be satisfied if the price, in the case of a negotiated transaction, is not greater than 110% of the estimated price set forth in the relevant Participation Notice or, in the case of an underwritten or privately placed offering, is not greater than the greater of
(i) 110% of the estimated price set forth in the relevant Participation Notice, and (ii) the most recent Quoted Price on or prior to the date of the pricing of the offering); provided, however, that in the event the purchases or subscriptions giving rise to the participation rights are effected by an offering of securities registered under the Securities Act and in which offering it is not legally permissible for the securities to be purchased by the Purchaser to be included, such securities to be purchased by Investor will be purchased in a concurrent private placement.

            (d) Timing of Sale. If, with respect to any Participation Notice, the Purchaser fails to deliver an Exercise Notice within the requisite time period, the Company shall have sixty (60) days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not more than 110% of the number of shares of capital stock of the Company described in the Participation Notice (plus, in the event such shares are to be sold in an underwritten public offering, an additional number of shares of capital stock of the Company, not in excess of 15% of 110% of the number of shares of capital stock of the Company described in the Participation Notice, in respect of any underwriters overallotment option) and not less than 90% of the number of shares of capital stock of the Company described in the Participation Notice at a price of not less than 90% of the estimated price set forth in the Participation Notice. If, at the end of sixty (60) days following the expiration of the time in which the Exercise Notice is required to be delivered, the Company has not completed the sale or issuance of capital stock of the Company in accordance with the terms described in the Participation Notice (or at a price which is at least 90% of the estimated price set forth in the Participation Notice), or in the event of any contemplated sale or issuance within such sixty (60)-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section with respect to, and provide the opportunity to participate in, any proposed sale or issuance of shares of capital stock of the Company; provided, however, that notwithstanding the foregoing, if the price at which such capital stock is to be sold in an underwritten offering is not at least 90% of the estimated price set forth in the Participation Notice, the Company may inform Investor of such fact and Investor shall be entitled to elect, by written notice delivered within three (3) Business Days following such notice from the Company, to participate in such offering in accordance with the provisions of this Section 4.1.

                                   ARTICLE V.
                                TAG-ALONG RIGHTS

            Section 5.1. Tag-Along Rights. (a) Each of the Stockholders agrees that from and after the date hereof, he shall not Transfer, whether in a single transaction or in a series of linked transactions, more than fifty percent (50%), when aggregated with all such other Transfers made by such shareholder, of the Common Stock then Beneficially Owned by him, unless the terms and conditions of such Transfer shall include an offer to the Purchaser to include in the transfer to the proposed transferee (the "Third Party") at the Purchaser's Option and on the same price and on the same terms and conditions as apply to the Stockholder, an amount of Common Stock determined in accordance with this Section 5.1.

            The Third Party shall be required to purchase from the Purchaser, if the Purchaser desires to participate in such transaction, the number of shares of Common Stock Beneficially Owned by the Purchaser equaling the lesser of (x) the number derived by multiplying (i) the total number of shares of Common Stock which the Third Party proposes to purchase by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock Beneficially Owned by the Purchaser and the denominator of which shall be the number of shares of Common Stock Beneficially Owned by the Purchaser and the applicable Selling Shareholder or (y) such lesser number of shares as the Purchaser shall designate in the Tag-Along Notice (defined below). If the Tag-Along Right results in the Purchaser including more shares of Common Stock Beneficially Owned by him in any Tag-Along Notice, than will, on the date of transfer by the Purchaser to the Third Party, have been converted into Common Stock, the Purchaser and the Company shall take such steps as are reasonably required to convert to Common Stock any Class AAA Preferred Stock and Supplemental Warrants to be purchased by the Third Party (at the Conversion Price for the Class AAA Preferred Stock being sold, and at the prevailing Exercise Price for the Supplemental Warrants being sold, by the Purchaser) which the Purchaser desires to transfer immediately prior to such transfer and contingent upon such transfer occurring, it being the parties' intention that only Common Stock will be transferred to the Third Party pursuant to this Section 5.1.

            The Selling Shareholder shall notify the Company and the Purchaser of any proposed Transfer to which the provisions of this Section 5.1 apply. Each such notice shall set forth: (i) the name of the Third Party and the number of shares of Common Stock proposed to be transferred, (ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party, and any other material terms pertaining to the Transfer (the "Third Party Terms") and (iv) that the Third Party has been informed of the "Tag-Along Rights" provided for in this Section
5.1 and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

            The Tag-Along Rights set forth above in this Section 5.1 may be exercised by the Purchaser by delivery of a written notice to the Company and the Selling Shareholder (the "Tag-Along Notice") within thirty (30) days following receipt of the notice specified in the preceding paragraph. The Tag-Along Notice shall state the number of shares of Common Stock that the Purchaser wishes to include in such transfer to the Third Party.

            Upon the giving of a Tag-Along Notice, the Purchaser shall be entitled and obligated to sell the number of shares of Common Stock set forth in the Tag-Along Notice to the Third Party on the Third Party Terms; provided, however, that neither the Selling Shareholder nor the Purchaser shall consummate the sale of any shares offered by it if the Third Party does not purchase all shares which the Selling Shareholder and the Purchaser are entitled and desire to sell pursuant hereto. After expiration of the thirty-day period referred to above, if the provisions of this Section have been complied with in all respects, the Selling Shareholder shall have the right for a sixty (60)-day period to transfer the shares of Common Stock to the Third Party on the Third Party Terms (or on other terms no more favorable to the Selling Shareholder) without further notice to the Purchaser, but after such sixty (60)-day period no such transfer may be made without again giving notice to the Purchaser of the proposed transfer and complying with the requirements of this Section 5.1.

            (b) At the closing of the transfer to any Third Party (of which the Selling Shareholder shall give the Purchaser who has elected to exercise the Tag-Along Right provided by this Section 5.1 at least five (5) Business Days' prior written notice), the Third Party shall remit to the Purchaser the consideration for the total sales price of the Common Stock of the Purchaser sold pursuant thereto, against delivery by the Purchaser of certificates for such Common Stock, duly endorsed or with duly executed stock powers and the compliance by such Shareholder with any other conditions to closing generally applicable to the Selling Shareholder and all Other Shareholders selling shares in such transaction.

            (c) Notwithstanding the foregoing, the Tag-Along Rights provided by this Section 5.1 shall terminate upon a Termination Event.

                                   ARTICLE VI.
                                  MISCELLANEOUS

            Section 6.1. Counterparts. This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

            Section 6.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

            Section 6.3. Expenses. The Company shall pay all costs and expenses incurred by the Company and the Purchaser in connection with the transactions contemplated by this Agreement.

            Section 6.4. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, confirmed telecopy, or air courier guaranteeing overnight delivery, as follows:

      If to the Company:

            The Fortress Group, Inc.
            1921 Gallows Road, Suite 730
            Vienna, VA  22182
            Telephone:  (703) 442-4545
            Facsimile:  (703) 442-7730
            Attn:  J. Marshall Coleman

      with a copy to:  Secretary

      If to the Purchaser:

            Prometheus Homebuilders LLC
            c/o Lazard Freres Real Estate Investors, LLC
            Thirty Rockefeller Plaza, 63rd Floor
            New York, NY  10020
            Telephone:  (212) 632-6060
            Facsimile:  (212) 632-6052
            Attn:  Robert P. Freeman
                   Murry N. Gunty


or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

            All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four (4) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

            Section 6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party shall be permitted to assign any of its rights hereunder to any third party without the prior written consent of the other parties, except that the Purchaser may, without such consent, assign its rights hereunder, in whole or in part, to one or more affiliates of the Purchaser or any transferee or assignee or group of transferees or assignees of any of the Class AAA Preferred Stock provided that such person agrees to be bound by this Agreement.

            Section 6.6. Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

            Section 6.7. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

            Section 6.8. Interpretation, Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof,

"herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section and paragraph, references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

            (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            Section 6.9. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            Section 6.10. Further Assurances. The Company and the Purchaser agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

            Section 6.11. Specific Performance. The Company and the Purchaser each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

            Section 6.12. Confidentiality. The Purchaser and the Company agrees that all information provided to each other or any of their respective representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company or the Purchaser; provided, however, the foregoing obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available, (ii) is or becomes available to such parties on a non-confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the other party, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              THE FORTRESS GROUP, INC.

                              By:_____________________________________
                                 Name:
                                 Title:

                              PROMETHEUS HOMEBUILDERS LLC

                                by: LF Strategic Realty Investors II L.P.,
                                    a managing member

                                by: Lazard Freres Real Estate Investors L.L.C.,
                                    its general partner

                             By:______________________________________
                                Name:
                                Title:


                              STOCKHOLDERS


                              _____________________________________
                              Name:  J. Marshall Coleman


                              _____________________________________
                              Name:  Robert Short


                              _____________________________________
                              Name:  J. Christopher Stuhmer


                              _____________________________________
                              Name:  Thomas Buffington


                              _____________________________________
                              Name:  Lawrence Witek


                              _____________________________________
                              Name:  Ted Kirkpatrick

                              _____________________________________
                              Name:  Lanold Caldwell


                              _____________________________________
                              Name:  James Giddens


                              _____________________________________
                              Name:  Patricia Donnelly

                                                                       EXHIBIT D

                         SUPPLEMENTAL WARRANT AGREEMENT

                                 by and between

                            THE FORTRESS GROUP, INC.

                                       and

                           PROMETHEUS HOMEBUILDERS LLC

                          Dated as of January __, 1999

         SUPPLEMENTAL WARRANT AGREEMENT, dated as of January __, 1999, between The Fortress Group, Inc., a Delaware corporation (the "COMPANY") and Prometheus Homebuilders LLC (the "WARRANT HOLDER").

         WHEREAS, the Company and the Warrant Holder have entered into that certain Restructuring Agreement, dated as of December 31, 1998 (the "RESTRUCTURING AGREEMENT").

         WHEREAS, it is a condition of the Restructuring Agreement that the parties enter into this Supplemental Warrant Agreement (the "WARRANT AGREEMENT") and the Company issue warrants, as hereinafter described (the "WARRANTS"), to purchase up to an aggregate of 33,333,333 shares of Common Stock.

         The Common Stock issuable upon exercise of the Warrants is referred to herein as the "WARRANT SHARES". Certain capitalized terms used herein and not elsewhere defined are defined in the Restructuring Agreement or, if not defined therein, in the Amended and Restated Stock Purchase Agreement, dated as of February 19, 1998, by and between the Company and the Warrant Holder.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Warrant Certificates; Certain Definitions. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Annualized Revenue Adjustment Amount" means the sum of the cumulative revenues of any dispossessed subsidiary of the Company for the four full fiscal quarters ended immediately prior to its disposition and (ii) any Annualized Revenue Maintenance Credit.

         "Annualized Revenue Maintenance Amount" means (a) $625 million for each four quarter period tested; provided that (i) such amount shall be decreased to $590 million for the four quarter period ended March 31, 2001 and the four quarter period ended June 30, 2001 if the Company's cumulative consolidated revenues for the four quarter period ended December 31, 1999 were in excess of $675 million (such that an Annualized Revenue Maintenance Credit was available) and (ii) such amount shall be decreased to $515 million for the four quarter period ended September 30, 2001 and the four quarter period ended December 31, 2001, minus (b) any Annualized Revenue Adjustment Amount.

         "Annualized Revenue Maintenance Credit" means for purposes of determining whether any Annualized Revenue Maintenance Default has occurred with respect to the annualized revenue test performed for the period ending December 31, 2000, the amount, if any, that the Company's cumulative consolidated revenues for the four quarter period ended

December 31, 1999 exceed $625.0 million; provided that no Annualized Revenue Maintenance Credit shall be available if the Company's cumulative consolidated revenues for the four quarter period ended December 31, 1999 do not exceed $675.0 million.

         "Annualized Revenue Maintenance Default" means any time when the Company's cumulative consolidated revenues, tested quarterly within fifteen days of the end of each quarter beginning with the first quarter of 1999 through and including the first quarter of 2004, for the most recently ended four full fiscal quarters (minus the cumulative revenues generated by any dispossessed subsidiaries during such period) is less than the Annualized Revenue Maintenance Amount.

         "Asset Sale Adjustment Amount" means (i) with respect to each dispossessed subsidiary, the cumulative revenues of such dispossessed subsidiary for the four full fiscal quarters ended immediately prior to its disposition multiplied by the Asset Sale Multiplier or, if higher, the cumulative amount of the next fiscal year's budgeted revenue for each such dispossessed subsidiary multiplied by the Asset Sale Multiplier and (ii) with respect to each Discontinued Subsidiary, the cumulative revenues of such Discontinued Subsidiary for the four full fiscal quarters ended immediately prior to the date its operations were discontinued multiplied by the Asset Sale Multiplier or, if higher, the cumulative amount of the 1998 budgeted revenue for each such Discontinued Subsidiary multiplied by the Asset Sale Multiplier.

         "Asset Sale Multiplier" shall be determined as follows:

 Quarter in which
 Asset Sale occurs                           Asset Sale Multiplier
 1st Quarter 1999                                               2.25
 2nd Quarter 1999                                               2.00
 3rd Quarter 1999                                               1.75
 4th Quarter 1999                                               1.50
 1st Quarter 2000                                               1.25
 2nd Quarter 2000                                               1.00
 3rd Quarter 2000                                               0.75
 4th Quarter 2000                                               0.50
 1st Quarter 2001                                               0.25
 2nd Quarter 2001 and thereafter                                0.00

         "Discontinued Subsidiary" means (i) any subsidiary of the Company whose operations have been discontinued; (ii) any subsidiary of the Company for which the Board of Directors of the Company has formally adopted a plan to discontinue its operations; or (iii) any subsidiary of the Company whose cumulative revenues for the prior four quarter period are less than 50% of its cumulative revenues for the comparable four quarter period from the preceding year.

         "Quarterly Revenue Adjustment Amount" means the lower of (a) 15.75% of the cumulative revenues of any dispossessed subsidiary of the Company for the four full fiscal quarters ended immediately prior to its disposition and (b) the lowest quarterly revenue such dispossessed subsidiary produced in the four full fiscal quarters ended immediately prior to its disposition.

         "Quarterly Revenue Maintenance Amount" means $100.0 million minus any Quarterly Revenue Adjustment Amount.

         "Quarterly Revenue Maintenance Default" means any time when the Company's consolidated revenues, tested quarterly within fifteen days of the end of each quarter beginning with the first quarter of 1999 though and including the first quarter of 2004, for the most recently ended full fiscal quarter is less than the Quarterly Revenue Maintenance Amount.

         "Revenue Test Event" means the occurrence of any of (i) a Revenue Threshold Event; (ii) an Annualized Revenue Maintenance Default; or (iii) a Quarterly Revenue Maintenance Default.

         "Revenue Threshold Event" means the time when the Company's cumulative consolidated revenues, tested quarterly within fifteen days of the end of each quarter, for the most recently ended 16 full fiscal quarters exceeds $2,235,091,000 [plus actual fourth quarter 1998 revenue to be added prior to the Closing], less any Asset Sale Adjustment Amounts, it being understood that the Company's revenues for the first quarter of 1995 through and including the fourth quarter of 1998 for the purposes of determining the occurrence of a Revenue Threshold Event shall at all times be $36,868,000 for the first quarter of 1995; $45,629,000 for the second quarter of 1995; $52,320,000 for the third quarter of 1995; $64,212,000 for the fourth quarter of 1995; $41,312,000 for the first quarter of 1996; $67,195,000 for the second quarter of 1996; $76,557,000 for the third quarter of 1996; $91,409,000 for the fourth quarter of 1996; $70,065,000 for the first quarter of 1997; $105,581,000 for the second quarter of 1997; $117,763,000 for the third quarter of 1997; $151,902,000 for the fourth quarter of 1997; $119,482,000 for the first quarter of 1998; $165,818,000 for the second quarter of 1998; $174,545,000 for the third quarter of 1998; and $216,945,000 [actual fourth quarter 1998 revenue to be inserted prior to the Closing] for the fourth quarter of 1998.

         SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and shall not be affected by any notice to the contrary.

         SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

         SECTION 5. Warrants; Exercise of Warrants. (a) On or after September 30, 2001 and on or before September 30, 2003 (the "ADJUSTMENT PERIOD") the Warrant Holder may elect to adjust up to five (5) times per year the number of shares issuable upon exercise of the Warrants as of such date (the "ADJUSTMENT DATE") and from and including such date, during the Exercise Period, the Warrant Holder shall have the right to exercise Warrants hereunder such that the aggregate number of Warrants exercisable pursuant to this Agreement equals the number of Warrants set forth in the table below corresponding to the specified Issue Price as of the Adjustment Date. Such number of Warrants exercisable shall remain the number of Warrants exercisable (subject to adjustment as set forth in Section 10) until the next adjustment, if any, as provided above. "ISSUE PRICE" shall mean, as of any date, the Average of the Quoted Prices of the Common Stock for the 60 days preceding such date.

   Issue Price ($)                                           Warrants
   --------------                                            --------
   $12.01 - or greater                                           0
   10.01 - 12.00                                              606,061
   8.01 - 10.00                                              1,333,333
   6.01 - 8.00                                               3,333,333

   4.01 - 6.00                                               6,666,667
   2.01 - 4.00                                              13,333,333
   0.00 - 2.00                                              33,333,333

         For purposes of illustration, if the Issue Price as of September 30, 2001 is $9.00 per share, the number of Warrants exercisable on September 30, 2001 will be 1,333,333. If any adjustment is made to the Exercise Rate pursuant to Section 10, whether before or after any Warrants become exercisable, an equivalent adjustment shall be made to the Issue Price.

         (b) Subject to the terms of this Agreement, each Warrant holder shall have the right, which shall fully vest upon the occurrence of a Revenue Test Event and may be exercised during the period commencing on September 30, 2001, until 11:59 p.m., New York City time, on March 31, 2004 (the "EXERCISE PERIOD"), to receive from the Company one fully paid and nonassessable Warrant Share (subject to adjustment as described below) upon exercise of each Warrant and payment of $0.01 per Warrant Share (the "EXERCISE PRICE"). In the alternative, each Warrant holder may exercise his right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of his Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. For purposes of the foregoing sentence, "FAIR MARKET VALUE" of the Warrant Shares will be determined in good faith by a majority of the Non-Preferred Stock Directors of the Company, as of the date of any such exercise. Such determination of the Non-Preferred Stock Directors may be challenged in good faith by holders of a majority of the Warrants, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holders and shall be made in good faith and be conclusive absent manifest error; provided, however, that in the event that the determination by the majority of the Non-Preferred Stock Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price. Each Warrant not exercised on or before 11:59 p.m., New York City time, on March 31, 2004 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

         (c) Notwithstanding anything in this Section 5 to the contrary, in the event that the Company redeems any of the New Preferred Stock prior to December 31, 2000 in accordance with the terms of the Certificate of Designations of the New Preferred Stock the aggregate number of Warrants exercisable pursuant to this Agreement shall be reduced in a pro rata amount.

         For purposes hereof, "NON-PREFERRED STOCK DIRECTORS" means directors of the Company excluding any director elected to the Board of Directors by the holders of the Preferred Stock voting as a separate class.

         A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and upon payment to the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made, at the option of the Warrant holder (i) in cash or by certified or official bank check payable to the order of the Company, (ii) through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid (the Company will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof), or
(iii) in the manner provided in the first paragraph of Section 5(b).

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 10(m) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

         The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants exercisable or potentially exercisable Warrant Shares or issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company and at its expense pursuant to the provisions of this Section and of Section 2 hereof.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

         SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may be deliverable upon the exercise of all outstanding Warrants as determined in good faith by the Board of Directors from time to time based on the Exercise Rate in effect at such time.

         The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 9. Stock Exchange Listings. The Company will from time to time take all action, at its expense, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed and register under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), all shares of Common Stock from time to time issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.

         SECTION 10. Adjustment of Exercise Rate. The number of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company, including the Common Stock, and any other stock of the Company, howsoever designated, authorized after this date hereof, has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets and earnings of the Company without limit as to per share amount.

         (a) If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Rate in effect immediately prior to such action shall be adjusted so that each holder of a Warrant thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had exercised such Warrant immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Rates between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Rates in respect of each class of capital stock issuable shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 10(a).

                  (b) If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date mentioned below, the Exercise Rate shall be adjusted in accordance with the formula:

                              C'= C x O + N
                                      -------------
                                      O + (N x P/M)
where:

                  C' = the adjusted Exercise Rate.

                  C = the then current Exercise Rate.

                  O = the number of shares of Common Stock outstanding on the record date.

                  N = the number of additional shares of Common Stock offered.

                  P = the offering price per share of the additional shares of
                      Common Stock.

                  M = the Current Market Price per share of Common Stock on the record date.

         The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such rights or warrants are exercisable, not all rights or warrants shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c) If the Company distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of three percent (3%) of net earnings before extraordinary items of the Company for the previous fiscal year or (v) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in Section 10(b) above), the Exercise Rate shall be adjusted in accordance with the formula:

                              C'= C x M
                                      ---
                                      M-F

where:

                  C' = the adjusted Exercise Rate.

                  C = the then current Exercise Rate.

                  M = the Current Market Price per share of Common Stock on the record date mentioned below.

                  F = the fair market value on the record date of the capital stock, securities, indebtedness, assets, rights, options or warrants applicable to one share of Common Stock or if the adjustment pursuant to this Section 10(c) being made in respect of a cash dividend, the total amount of cash to be distributed at such time to holders of Common Stock. The Board of Directors of the Company shall determine the fair market value.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         (d) If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Rate shall be adjusted in accordance with the formula:

                                   C'= C x     A
                                            -------
                                            O + P/M

where:

                  C' = the adjusted Exercise Rate.

                  C = the then current Exercise Rate.

                  O = the number of shares outstanding immediately prior to the issuance of such additional shares.

                  P = the aggregate consideration received for the issuance of such additional shares.

                  M = the Current Market Price per share on the date of issuance of such additional shares.

                  A = the number of shares outstanding immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 10(d) does not apply to (i) any transaction or issuance described in Section 10(b) or Section 10(c) above or Section 10(e) below, (ii) the conversion of Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the issuance and exercise of any Warrants pursuant to the terms of this Agreement or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to Section 10(b) or Section 10(c) above or
Section 10(e) below, (iii) Common Stock issued to the

Company's employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 10(d) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of Section 10(e) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (e) If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the issuance and exercise of any Warrants pursuant to the terms of this Agreement or securities issued in transactions described in Section 10(b) or
Section 10(c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities, the Exercise Rate shall be adjusted in accordance with the formula:

                              C'= C x O + D
                                      -------
                                      O + P/M

where:

                  C' = the adjusted Exercise Rate.

                  C = the then current Exercise Rate.

                  O = the number of shares outstanding immediately prior to the issuance of such securities.

                  P = the aggregate consideration received for the issuance of such securities.

                  M = the Current Market Price per share on the date of issuance of such securities.

                  D = the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Exercise Rate shall promptly be readjusted to the Exercise Rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Section 10(e) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this
Section 10(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of Section 10(d) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

         (f) Current Market Price.

         In Sections 10(b)-(e) the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive Trading Days commencing 45 trading days before the date in question (the "CURRENT MARKET PRICE"). "TRADING DAY" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business. The "QUOTED PRICE" means, with respect to Common Stock, the last reported sales price for Common Stock as reported by the NASD Automatic Quotations System, National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of Warrants, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of Warrants and shall be made in good faith and be conclusive absent manifest error provided, however, if the Quoted Price as determined by the Board of Directors of the Company is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price.

         (g) Consideration Received.

         For purposes of any computation respecting consideration received pursuant to Sections 10(d)-(e), the following shall apply:

                  (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, (irrespective of the accounting treatment thereof);

                  (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this section)

         (h) No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i) To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 13 hereof.

         (k) The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period. Whenever the Exercise Rate is increased, the Company shall mail to Warrant holders a notice of the increase first class, postage prepaid. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. An increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect for purposes of Sections 10(a)-(e).

         (l) If:

                  (i) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to Sections 10(a)-(e) and if the Company does not arrange for Warrant holders to participate pursuant to Section 10(h);

                  (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 10(m); or

                  (iii) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the Company formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee Company, that issuer shall join in the supplemental Warrant Agreement.

         If this Section 10(m) applies, Sections 10(a)-(e) do not apply.

         (n) In addition, in the event that any other transaction or event occurs to which the foregoing Exercise Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officer, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which will give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Exercise Rate adjustment provisions, necessary to preserve, without dilution, the rights represented by the Warrants. Upon receipt of such opinion or determination, the Company shall promptly mail a copy thereof to the Warrant holders and will make the adjustments described therein.

         (o) Except as provided in the immediately following sentence, any determination that the Company or its Board of Directors must make pursuant to
Section 10 shall be conclusive. Whenever the Company, its Board of Directors or the Non-Preferred Stock Directors shall be required to make a determination under this Section 10, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of Warrants and any dispute shall be resolved at the Company's expense, by an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holders; provided, however, that in the event the determination by the Board of Directors of the Company is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price.

         (p) In any case in which this Section 10 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (q) Irrespective of any adjustments in the Exercise Rate or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants therefore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Rate on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 12. Financial Statements.

         (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any of the Warrants remain outstanding, the Company shall furnish to the Warrant Holder (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Warrant remains outstanding, the Company shall furnish to the Warrant Holder and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (b) The Company shall, so long as any of the Warrants are outstanding, deliver to the Warrant Holder, forthwith upon any Executive Officer of the Company becoming aware of any default under this Agreement, an Officers' Certificate specifying such default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 13. Notices to Warrant Holder. Upon any adjustment of the Exercise Rate pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon exercise of a Warrant and payment of the adjusted Exercise Rate, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of Rights to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 10(a) hereof); or

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Rate pursuant to Section 10; then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such Rights or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         SECTION 14. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                                    The Fortress Group, Inc.
                                    1650 Tysons Boulevard, Suite 600
                                    McLean, Virginia 22102
                                    Telephone (703) 442-4545

                                    Facsimile:  (703) 442-7730
                                    Attention:  J. Marshall Coleman


         Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

         SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

         SECTION 16. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

         SECTION 17. Termination. This Agreement shall terminate at 11:59 p.m., Eastern Standard Time on March 31, 2004. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

         SECTION 18. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or Company other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         SECTION 20. HSR Act. Promptly (but in no event later than five days) after receipt of notice from any Warrant Holder of its intention to exercise any Warrants, the Company shall make all filings required to be made under the Hart-Scott-Rodino Improvements Act of 1976 (the "HSR ACT") in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

         SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              THE FORTRESS GROUP, INC.

                              By:______________________________________
                                 Name:
                                 Title:

                              PROMETHEUS HOMEBUILDERS LLC

                                 by: LF Strategic Realty Investors II L.P.,
                                     its member

                                 by: Lazard Freres Real Estate Investors L.L.C.,
                                     its general partner

                              By:______________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                     EXERCISABLE ON OR BEFORE MARCH 31, 2004

No.                                                   Up to 33,333,333 Warrants,
                                                     as determined in accordance
                                                      with the Warrant Agreement

                               Warrant Certificate

                            THE FORTRESS GROUP, INC.

         This Warrant Certificate certifies that Prometheus Homebuilders LLC or registered assigns, is the registered holder of Warrants expiring March 31, 2004 (the "WARRANTS") to purchase Common Stock, $0.01 par value (the "COMMON STOCK"), of The Fortress Group, Inc., a Delaware Company (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 11:59 p.m. New York City time, on March 31, 2004, one fully paid and nonassessable share of Common Stock (a "WARRANT SHARE") at the exercise price of $0.01 per share (the "EXERCISE PRICE") payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of Warrant Shares issuable upon exercise of the Warrants (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 11:59 p.m., New York City time, on March 31, 2004, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary.

Dated:

                            THE FORTRESS GROUP, INC.

                            By ______________________
                               President

                            By ______________________
                               Secretary

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 31, 2004, entitling the holder on exercise to receive shares of Common Stock, $0.01 par value, of the Company (the "COMMON STOCK"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of January ___, 1999 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants (the "WARRANT HOLDER"). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised during the Exercise Period provided that a Revenue Test Event shall have occurred. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the alternative, each Warrant Holder may exercise its right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Warrant Holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in good faith by the Non-Preferred Stock Directors of the Company, as defined in the Warrant Agreement, as of the date of any such exercise. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Second Amended and Restated Registration Rights Agreement, dated as of January ___, 1999, between the Company and the Warrant Holder. A copy of the Second Amended and Restated Registration Rights may be obtained by the holder hereof upon written request to the Company.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.


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

                         [FORM OF ELECTION TO PURCHASE]

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of The Fortress Group, Inc. in the amount of $______ or by delivery of ___ Warrants or in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.

                                             Signature:

Date:

                                             Signature Guaranteed:


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